Exhibit 99.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

HEMACARE CORPORATION.

TERAGENIX CORPORATION

AND

THE SHAREHOLDERS OF
TERAGENIX CORPORATION

Dated as of August 29, 2006

i

	3.31	ACCESS TO DATA	37
	3.32	NO GENERAL SOLICITATION	37
	3.33	ACCREDITED INVESTOR	38
	3.34	LEGEND	38

4.	REPRESENTATIONS AND WARRANTIES OF BUYER		39

	4.1	ORGANIZATION AND GOOD STANDING	39
	4.2	AUTHORITY; NO CONFLICT	39
	4.3	INVESTMENT INTENT	40
	4.4	CERTAIN PROCEEDINGS	40
	4.5	BROKERS OR FINDERS	40
	4.6	SEC DOCUMENTS; FINANCIAL STATEMENTS	40

5.	ACTIONS PRIOR TO THE CLOSING DATE		41

	5.1	ACCESS AND INVESTIGATION	41
	5.2	OPERATION OF THE BUSINESS OF THE COMPANY	41
	5.3	NEGATIVE COVENANTS	41
	5.4	REQUIRED APPROVALS	42
	5.5	NOTIFICATION	42
	5.6	PAYMENT OF INDEBTEDNESS BY RELATED PERSONS	43
	5.7	NO NEGOTIATION	43
	5.8	COMMERCIALLY REASONABLE EFFORTS	43
	5.9	TEMPS	43

6.	ADDITIONAL AGREEMENTS		44

	6.1	CONFIDENTIALITY	44
	6.2	RIGHT OF FIRST REFUSAL ON SALES OF BUYER SHARES	45
	6.3	SECTION 338(H)(10) ELECTION	46
	6.4	CERTAIN TAX MATTERS	49
	6.5	COLLECTION OF CERTAIN ACCOUNTS RECEIVABLE	51
	6.6	SUBORDINATION AGREEMENT	51

7.	CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE		52

	7.1	ACCURACY OF REPRESENTATIONS	52
	7.2	SELLERS’ PERFORMANCE	52
	7.3	CLOSING CERTIFICATE	52
	7.4	CONSENTS	52
	7.5	CORPORATE ACTION	52
	7.6	NO PROCEEDINGS	52
	7.7	NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS	52
	7.8	NO PROHIBITION	52
	7.9	INTENTIONALLY OMITTED	53
	7.10	EXCHANGE OF RABEN AND FELDMAN DEBT	53

	7.11	ZAUMEYER RELEASE	53
	7.12	LANDLORD CONSENT	53
	7.13	NO INDEBTEDNESS	53
	7.14	ABSENCE OF MATERIAL ADVERSE EFFECT	53
	7.15	INTENTIONALLY OMITTED	53

8.	CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE		53

	8.1	ACCURACY OF REPRESENTATIONS	54
	8.2	BUYER’S PERFORMANCE	54
	8.3	CLOSING CERTIFICATE	54
	8.4	CORPORATE ACTION	54
	8.5	NO INJUNCTION	54
	8.6	ABSENCE OF MATERIAL ADVERSE EFFECT	54
	8.7	PAYOFF OF INDEBTEDNESS	54

9.	TERMINATION		55

	9.1	TERMINATION EVENTS	55
	9.2	EFFECT OF TERMINATION	55

10.	INDEMNIFICATION; REMEDIES		55

	10.1	SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE	55
	10.2	INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS	56
	10.3	INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER	57
	10.4	TIME LIMITATIONS	57
	10.5	LIMITATIONS ON AMOUNT — SELLERS	57
	10.6	LIMITATIONS ON AMOUNT — BUYER	58
	10.7	RIGHT OF SET-OFF	58
	10.8	PROCEDURE FOR INDEMNIFICATION — THIRD PARTY CLAIMS	58
	10.9	PROCEDURE FOR INDEMNIFICATION — OTHER CLAIMS	59
	10.10	FINAL DETERMINATION	59

11.	GENERAL PROVISIONS		60

	11.1	EXPENSES	60
	11.2	PUBLIC ANNOUNCEMENTS	60
	11.3	CONFIDENTIALITY	60
	11.4	NOTICES	60
	11.5	JURISDICTION; SERVICE OF PROCESS	61
	11.6	FURTHER ASSURANCES	61
	11.7	WAIVER	61
	11.8	ENTIRE AGREEMENT AND MODIFICATION	62
	11.9	DISCLOSURE LETTER	62
	11.10	ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS	62
	11.11	SEVERABILITY	62

11.12	SECTION HEADINGS, CONSTRUCTION	62
11.13	TIME OF ESSENCE	63
11.14	GOVERNING LAW	63
11.15	COUNTERPARTS; FACSIMILE	63
11.16	ARBITRATION	63

DISCLOSURE LETTER

3.1	Organization and Good Standing
3.2	Authority; No Conflict; Consents
3.3	Capitalization
3.6	Real Property; Leases
3.8	Accounts Receivable
3.9	Customers
3.10	Liabilities
3.11	Taxes
3.13	Employee Benefits
3.14	Compliance with Legal Requirements; Permits
3.15	Legal Proceedings
3.16	Conduct of Business Since Date of Balance Sheet
3.17	Applicable Contracts
3.18	Insurance
3.19	Environmental Matters
3.20	Employees
3.22	Intellectual Property
3.27	Related Persons

v

ANNEXES, EXHIBITS AND SCHEDULES

Annex 1	Glossary

Exhibit A	Sellers
Exhibit B	Form of Escrow Agreement
Exhibit C	Form of Promissory Note
Exhibit D	Form of Seller’s Release
Exhibit E	Form of Employment Agreements
Exhibit F	Form of Noncompetition Agreement
Exhibit G	Opinion of Company Counsel
Exhibit H	Form of Raben and Feldman Note
Exhibit I	Form of Zaumeyer Release
Exhibit J	Form of Landlord Consent
Exhibit K	Temp Agency Contract
Exhibit L	Forms of Proprietary Information and Inventions Agreement

Schedule 2.2(c)	Working Capital
Schedule 6.3(c)	Allocation

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of August 29, 2006, by and among (a) HemaCare Corporation, a California corporation (“Buyer”), (b) Joseph Mauro, an individual resident of the state of Florida (“Mauro”), and Valentin Adia, an individual resident of the state of Florida (“Aida”, and together with Mauro, each a “Seller” and together “Sellers”) and (c) Teragenix Corporation, a Florida corporation (the “Company”).

RECITALS

A.            Sellers own all of the issued and outstanding shares (the “Shares”) of capital stock of the Company.

B.            Sellers desire to sell, and Buyer desires to purchase, all of the Shares, for the consideration and on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is hereby agreed among Sellers and Buyer as follows:

1.             DEFINITIONS.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Glossary attached hereto as Annex 1.

2.             SALE AND TRANSFER OF SHARES; CLOSING

2.1           SHARES.  Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell, transfer and deliver the Shares to Buyer, free and clear of any Encumbrances, and Buyer will purchase the Shares from Sellers.

2.2           PURCHASE PRICE.

(a)           Payment of Purchase Price.  Subject to the conditions contained in this Agreement, Buyer shall pay the purchase price for the outstanding Shares (the “Purchase Price”) in accordance with the terms of subsections (i) through (vi) below:

(i)            Payment of Closing Cash Amount and Release of Second Escrow.  At the Closing, subject to adjustment pursuant to Section 2.2(c), Buyer shall (A) deliver to each Seller his Pro Rata Share of $1,206,997.22 (such amount, the “Closing Cash Amount”), and (B) shall cause U.S. Bank, National Association, as escrow agent (the “Escrow Agent”), to release to each Seller his Pro Rata Share of the $35,000 deposited with the Escrow Agent as the “Second Escrow” (as that term is defined in that certain non-binding letter of intent between Buyer and Sellers dated as of March 10, 2006 (the “Letter of Intent”)), in each case by wire transfer of immediately available funds in United States Dollars to the account opposite such Seller’s name under the column “Wire Transfer Instructions” on Exhibit A;

(ii)           Funding of Escrow.  At the Closing, Buyer shall deliver $250,000 (the “Escrow Amount”) to the Escrow Agent by wire transfer of immediately available funds in United States Dollars, such amount to be held and disposed of by the Escrow Agent as provided in the escrow agreement in the form of Exhibit B hereto (the “Escrow Agreement”) and subject to Buyer’s right of set—off in accordance with Section 10.7 hereof;

(iii)          Delivery of Closing Buyer Shares.  At the Closing, Buyer (A) shall deliver to Mauro an aggregate number of shares (the “Mauro Closing Shares”) of the Common Stock (without par value) of Buyer (“Buyer Common”) equal to 70,712 and (B) shall deliver to Adia an aggregate number of shares of Buyer Common (the “Adia Closing Shares”, and together with the Mauro Closing Buyer Shares, the “Closing Buyer Shares”) equal to 57,288;

(iv)          Delivery of Promissory Notes.  At the Closing, Buyer shall deliver to Mauro a subordinated secured promissory note in an aggregate principal amount equal to $153,800 (the “Mauro Note”) and shall deliver to Adia a subordinated secured promissory note in an aggregate principal amount equal to $46,200 (the “Adia Note”, and together with the Mauro Note, the “Promissory Notes”), which Promissory Notes shall be in the form attached hereto as Exhibit C;

(v)           Earn—Out Shares.  If and only if the EBIT of the Company for the twelve-month period ended March 31, 2007 as finally and conclusively determined in accordance with Section 2.2(b) is equal to or greater than $325,000, then on May 1, 2007, Buyer (A) shall deliver to Mauro an aggregate number of shares of Buyer Common (the “Mauro Earn—Out Shares”) equal to 190,712 and (B) shall deliver to Adia an aggregate number of shares of Buyer Common (the “Adia Earn—Out Shares”, and together with the Mauro Earn—Out Shares, the “Buyer Earn—Out Shares”; and the Buyer Earn—Out Shares together with the Buyer Closing Shares, the “Buyer Shares”) equal to 57, 288;

(vi)          Cash Earn—Out Amounts.  Buyer shall deliver to each Seller an amount equal to his Pro Rata Share of the additional consideration, if any, described below (collectively, the “Earn—Out Amounts”), by wire transfer of immediately available funds in United States Dollars to the account opposite such Seller’s name under the column “Wire Transfer Instructions” on Exhibit A:

(A)          with respect to the twelve-month period ended December 31, 2006 (“FY2006”), an Earn—Out Amount (the “FY2006

Earn—Out Amount”) based on the EBIT of the Company for FY2006 as finally and conclusively determined in accordance with Section 2.2(b) (as so finally and conclusively determined, the “FY2006 EBIT”) as follows:

(1)           if FY2006 EBIT is less than $360,000, which is eighty percent (80%) of $450,000 (the “FY2006 EBIT Target”), then an FY2006 Earn—Out Amount of zero;

(2)           if FY2006 EBIT is equal to or greater than $360,000, which is eighty percent (80%) of the FY2006 EBIT Target, but less than $427,500, which is ninety-five percent (95%) of the FY2006 EBIT Target, then an FY2006 Earn—Out Amount equal to the product of (x) $500,000 multiplied by (y) the quotient obtained by dividing (a) FY2006 EBIT by (b) the FY2006 EBIT Target; and

(3)           if FY2006 EBIT is equal to or greater than $427,500, which is ninety-five percent (95%) of the FY2006 EBIT Target, then an FY2006 Earn—Out Amount equal to $500,000;

payable on the first to occur of (x) March 31, 2007 and (y) the date on which FY2006 EBIT is so finally and conclusively determined; provided, that notwithstanding anything to the contrary, the aggregate of all Earn—Out Amounts payable to Sellers in respect of FY2006 shall be $500,000;

(B)           with respect to the twelve-month period ended December 31, 2007 (“FY2007”), an Earn—Out Amount (the “FY2007 Earn—Out Amount”) based on the EBIT of the Company for FY2007 as finally and conclusively determined in accordance with Section 2.2(b) (as so finally and conclusively determined, the “FY2007 EBIT”) as follows:

(1)           if FY2007 EBIT is less than $1,000,000, which is eighty percent (80%) of $1,250,000 (the “FY2007 EBIT Target”), then an FY2007 Earn—Out Amount of zero;

(2)           if FY2007 EBIT is equal to or greater than $1,000,000, which is eighty percent (80%) of the FY2007 EBIT Target, but less than $1,118,750, which is ninety-five percent (95%) of the FY2007 EBIT Target, then an FY2007 Earn—Out Amount equal to the product of (x) $400,000 multiplied by (y) the quotient obtained by dividing (a) FY2007 EBIT by (b) the FY2007 EBIT Target; and

(3)           if FY2007 EBIT is equal to or greater than $1,187,500, which is ninety-five percent (95%) of the FY2007 EBIT Target, then an FY2007 Earn—Out Amount equal to $400,000;

payable on the first to occur of (x) March 31, 2008 and (y) the date on which FY2007 EBIT is so finally and conclusively determined; provided, that notwithstanding anything to the contrary, the aggregate of all Earn—Out Amounts payable to Sellers in respect of FY2007 shall be $400,000;

(C)           with respect to the twelve-month period ended December 31, 2008 (“FY2008”), an Earn—Out Amount (the “FY2008 Earn—Out Amount”) based on the EBIT of the Company for FY2008 as finally and conclusively determined in accordance with Section 2.2(b) (as so finally and conclusively determined, the “FY2008 EBIT”) as follows:

(1)           if FY2008 EBIT is less than $1,280,000, which is eighty percent (80%) of $1,600,000 (the “FY2008 EBIT Target”), then an FY2008 Earn—Out Amount of zero;

(2)           if FY2008 EBIT is equal to or greater than $1,280,000, which is eighty percent (80%) of the FY2008 EBIT Target, but less than $1,520,000, which is ninety-five percent (95%) of the FY2008 EBIT Target, then an FY2008 Earn—Out Amount equal to the product of (x) $400,000 multiplied by (y) the quotient obtained by dividing (a) FY2008 EBIT by (b) the FY2008 EBIT Target; and

(3)           if FY2008 EBIT is equal to or greater than $1,520,000, which is ninety-five percent (95%) of the FY2008 EBIT Target, then an FY2008 Earn—Out Amount equal to $400,000;

payable on the first to occur of (x) March 31, 2009 and (y) the date on which FY2008 EBIT is so finally and conclusively determined; provided, that notwithstanding anything to the contrary, the aggregate of all Earn—Out Amounts payable to Sellers in respect of FY2008 shall be $400,000;

(D)          if (1) FY2006 EBIT is greater than or equal to $360,000, which is eighty percent (80%) of the FY2006 EBIT Target, but less than $427,500, which is ninety-five percent (95%) of the FY2006 EBIT Target, (2) FY2007 EBIT is greater than or equal to $1,000,000, which is eighty percent (80%) of the FY2007 EBIT Target, but less than $1,118,750, which is ninety-five percent (95%) of the FY2007 EBIT Target, and (3) the sum of FY2006 EBIT plus FY2007 EBIT is equal to or greater than $1,700,000, then Buyer shall pay Sellers on the first to occur of (x) March 31, 2008 and (y) the date on which FY2007 EBIT is finally and conclusively determined in accordance with Section 2.2(b) an additional Earn—Out Amount in respect of FY2006 and FY2007 (the “Two-Year Makeup Earn—Out Amount”) equal to $900,000 minus all Earn—Out Amounts paid or payable to Sellers in respect of FY2006 and FY2007 prior to such payment; and

(E)           If (1) EBIT in each of FY2006, FY2007 and FY2008 is greater than or equal to eighty percent (80%) of the EBIT Target for such fiscal year but less than ninety-five percent (95%) of the EBIT Target for such fiscal year and (2) the sum or FY2006 EBIT plus FY2007 EBIT plus FY2008 EBIT is equal to or greater than $3,300,000, then Buyer shall pay Sellers on the first to occur of (x) March 31, 2009 and (y) the date on which FY2008 EBIT is finally and conclusively determined in accordance with Section 2.2(b) an additional Earn—Out Amount in respect of FY2006, FY2007 and FY2008 (the “Three-Year Makeup Earn—Out Amount”) equal to $1,300,000 minus all Earn—Out Amounts paid or payable to Sellers in respect of FY2006, FY2007 and FY2008 prior to such payment, including any Two-Year Makeup Earn—Out Amounts.

(b)           EBIT.  Not later than 90 days after the end of each of FY2006, the twelve-month period ended March 31, 2007, FY2007 and FY2008, Buyer shall prepare and shall deliver to Sellers an EBIT statement for such period setting forth Buyer’s calculation of the EBIT for such period.  If Sellers choose, they may cause a single firm of independent accountants to audit Buyer’s calculation of the EBIT for such period (at Sellers’ sole cost and expense, provided, that if Buyer’s calculation of the EBIT for such period is different by more than 10% from the EBIT for such period as ultimately agreed by Buyer and Sellers or as ultimately determined by the Independent Auditor in accordance with this Section 2.2(b), then Sellers shall submit an invoice to Buyer for the costs of such audit and Buyer shall reimburse Sellers for such reasonable costs up to a maximum of $30,000, promptly after receipt of such invoice), and Sellers will deliver to Buyer not later than 30 days after receipt of Buyer’s EBIT statement a detailed written statement describing their objections (if any) to Buyer’s determination of the EBIT for such period and setting forth their calculation of the EBIT for such period.  If Sellers do not so object, Buyer’s determination of the EBIT for such period will be conclusive and binding upon Buyer and Sellers.  Buyer and Sellers will use their respective commercially reasonable efforts to resolve any such disputes, but if a final resolution is not obtained within 30 days after Sellers have submitted their objections, any remaining disputes will be resolved by an accounting firm mutually agreeable to Buyer and Sellers (the “Independent Auditor”).  If Buyer and Sellers are unable to mutually agree on the Independent Auditor, the Independent Auditor will be selected by lot from a list of four nationally or regionally recognized firms after eliminating one firm designated as objectionable by each of Buyer and Sellers.  The Independent Auditor shall make its determination based exclusively on presentations and supporting material provided by Buyer and Sellers and not pursuant to any independent review.  The EBIT for such period as determined by the Independent Auditor shall be in an amount between Buyer’s and Sellers’ determinations of the EBIT for such period, respectively.  The determination of the Independent Auditor will be conclusive and binding upon Buyer and Sellers.  The fees and expenses of the Independent Auditor shall be shared equally by Buyer and Sellers.  The purpose of this Section 2.2(b) is to determine the Purchase Price to be paid by Buyer to Sellers under this Agreement.  Accordingly, any adjustment pursuant to this Section 2.2(b) shall not be deemed to be an indemnification by Sellers pursuant to

Section 10, nor preclude Buyer from exercising any indemnification rights pursuant to Section 10.

(c)           Working Capital.

(i)            On or before the last day of the first full month after the Closing Date, Buyer shall prepare and shall deliver to Sellers a statement setting forth the Working Capital (such statement, the “Working Capital Statement”) calculated in a manner consistent with Schedule 2.2(c); provided, that the parties hereby agree that for purposes of preparing the Working Capital Statement, current assets shall exclude any additional reserve for slow moving inventory that is required by Buyer in excess of the $52,000 reserve that is already set forth on the Balance Sheet.  Any inventory value (inventory plus pre-paid inventory, but excluding any and all inventory valuation reserves) in excess of $850,000 shall be specifically excluded from the calculation of Working Capital.  In the event that the Closing Date does not occur at a financial week or month end for accounting purposes, the parties shall agree on mutually acceptable roll forward or roll back procedures.  The parties shall cooperate with each other in connection with, shall furnish to each other all such information as may be reasonably requested by a party, and shall provide the other parties and their representatives reasonable access to books and records and relevant personnel during the preparation of the Working Capital Statement and during the resolution of any disputes that may arise under this Section 2.2(c).

(ii)           If Sellers disagree with the determination of the Working Capital as shown on the Working Capital Statement, Sellers shall notify Buyer in writing of such disagreement within 30 calendar days after delivery of the Working Capital Statement, which notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each such disagreement.  After the end of such 30 calendar day period, neither Buyer nor Sellers may introduce additional disagreements with respect to any item in the Working Capital Statement or increase the amount of any disagreement, and any item not so identified shall be deemed to be agreed to by Buyer and Sellers and will be final and binding upon Buyer and Sellers.  During the 30 calendar day period of its review, Sellers shall have access to any documents, schedules or workpapers used in the preparation of the Working Capital Statement.

(iii)          Buyer and Sellers agree to negotiate in good faith to resolve any disagreement properly identified by Sellers to Buyer pursuant to Section 2.2(c)(ii).  If Buyer and Sellers are unable to resolve all such disagreements within 30 calendar days after delivery to Sellers of written notice of such disagreement, then such disagreements shall be submitted for final and binding resolution to an independent auditor selected in accordance with the procedures set forth in Section 2.2(b) for the selection of the Independent Auditor (the “Accounting Arbitrator”) to resolve such disagreements.  The Accounting Arbitrator will only consider those items and amounts set forth in the Working Capital Statement as to which Buyer and Sellers have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement.  The Accounting Arbitrator shall deliver to Buyer and Sellers, as promptly as practicable and in any event within 90 calendar days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement.  The Accounting Arbitrator shall select as a resolution the position of either Buyer or Sellers for each item of disagreement and may not impose an alternative resolution.  The Accounting Arbitrator shall make its determination based exclusively on presentations and supporting material provided by Buyer and Sellers and not pursuant to any independent review.  The determination of the Accounting Arbitrator shall be final and binding upon Buyer and Sellers.  The fees, expenses and costs of the Accounting Arbitrator shall be shared equally by Sellers, on the one hand, and Buyer, on the other hand.  Other than such fees and expenses of the Accounting Arbitrator, Buyer and Sellers shall each be responsible for their own costs and expenses incurred in connection with any actions taken pursuant to this Section 2.2(c).

(iv)          The parties hereto agree that the Working Capital Statement will not include any changes in assets or liabilities as a result of purchase accounting adjustments arising from or resulting as a consequence of the transactions contemplated hereby.

(v)           If the Working Capital as finally determined in accordance with this Section 2.2(c) is less than the Target Working Capital, the Purchase Price shall be decreased on a dollar-for-dollar basis by the amount of such shortfall, and if the Working Capital is greater than the Target Working Capital, the Purchase Price shall be increased on a dollar-for-dollar basis by the amount of such excess.

(vi)          If any adjustment under this Section 2.2(c) results in a reduction in the Purchase Price, Sellers shall pay to Buyer the amount of such reduction, and if any adjustment results in an increase in the Purchase Price, Buyer shall pay to Sellers the amount of such increase, in each case, by wire transfer of immediately available funds to an account designated by the party or parties receiving payment within five Business Days after the final determination of the amount of such reduction or increase in Purchase Price in accordance with this Section 2.2(c); provided, that if any amount is required to be paid to Sellers in accordance with this Section 2.2(c), such amount shall be paid to them in accordance with their Pro Rata Shares but shall be subject to Buyer’s right of set—off in accordance with Section 10.7;

provided, further, that if any amount is required to be paid to Buyer in accordance with this Section 2.2(c), then such amount shall, at the sole election of Buyer, be paid from the Escrow Amount to the extent that it is less than $250,000, and Buyer and Sellers shall promptly submit joint written instructions to the Escrow Agent pursuant to the Escrow Agreement directing the Escrow Agent to release such amount to Buyer (with the portion, if any, of such amount in excess of $250,000 to be paid by Sellers by wire transfer, with Sellers being jointly and severally liable to Buyer for such amount), but if Buyer does not elect to so set off such amount, both Sellers shall be jointly and severally liable to Buyer for such amount.

(vii)         The purpose of this Section 2.2(c) is to determine the Purchase Price to be paid by Buyer to Sellers under this Agreement.  Accordingly, any adjustment pursuant to this Section 2.2(c) shall not be deemed to be an indemnification by Sellers pursuant to Section 10, nor preclude Buyer from exercising any indemnification rights pursuant to Section 10.

2.3           CLOSING.  The closing of the Contemplated Transactions (the “Closing”) shall be consummated on a date and at a time mutually agreed upon by Buyer and Sellers, but in no event later than the fifth Business Day after the conditions set forth in Sections 7 and 8 have been satisfied or waived.  The time and date on which the Closing is actually held is referred to herein as the “Closing Date.”  The sale of the Shares contemplated by this Agreement shall be deemed to take place and to be effective at 11:59 P.M. on the Closing Date.

2.4           CLOSING OBLIGATIONS.  At the Closing:

(a)           Sellers will deliver to Buyer:

(i)            certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

(ii)           the Escrow Agreement, executed by Sellers;

(iii)          releases in the form of Exhibit D executed by Sellers (collectively, the “Sellers’ Releases”);

(iv)          employment agreements in the form of Exhibit E, executed by Sellers (collectively, the “Employment Agreements”);

(v)           noncompetition agreements in the form of Exhibit F, executed by Sellers (collectively, the “Noncompetition Agreements”);

(vi)          resignation letters from each of the directors and officers of the Company, including Sellers, Raben and Feldman;

(vii)         an opinion of Blank Rome LLP, counsel to Sellers, dated the Closing Date, in the form of Exhibit G;

(viii)        the Raben Note, executed by the Company and Raben, and the Feldman Note, executed by the Company and Feldman;

(ix)           [Intentionally Omitted];

(x)            the Zaumeyer Release, executed by Zaumeyer;

(xi)           the Landlord Consent, executed by the Landlord;

(xii)          a copy of the Company’s Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Florida;

(xiii)         a certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Florida;

(xiv)        a certificate of the secretary or an assistant secretary of the Company dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the lack of amendments to the Articles of Incorporation of the Company since the date of the certificate referred to in Section 2.4(a)(xii) above; and (ii) the bylaws of the Company;

(xv)         the certificate contemplated by Section 7.3, executed by each Seller;

(xvi)        a spousal consent from the spouse of each Seller, as applicable; and

(xvii)       such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers’ representations and warranties, (ii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

(b)           Buyer will deliver to Sellers:

(i)            the Closing Cash Amount, payable to Sellers as set forth in Section 2.2(a)(i);

(ii)           certificates representing the Buyer Closing Shares;

(iii)          the Escrow Agreement, executed by Buyer;

(iv)          the Promissory Notes, executed by Buyer;

(v)           the Employment Agreements, executed by Buyer;

(vi)          the Noncompetition Agreements, executed by Buyer;

(vii)         the certificate contemplated by Section 8.3, executed by a duly authorized officer of Buyer; and

(viii)        such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 2.4(a)(vii), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

3.             REPRESENTATIONS AND WARRANTIES OF SELLERS.  Sellers jointly and severally represent and warrant to Buyer as follows:

3.1           ORGANIZATION AND GOOD STANDING

(a)           Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of the jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each).  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under Applicable Contracts.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b)           Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2           AUTHORITY; NO CONFLICT

(a)           This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.  Upon the execution and delivery by Sellers of the Escrow Agreement, the Employment Agreements, the Sellers’ Releases, and the Noncompetition Agreements (collectively, the “Sellers’ Closing Documents”), the Sellers’ Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.  Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers’ Closing Documents and to perform their obligations under this Agreement and the Sellers’ Closing Documents.  The execution, delivery and performance of this Agreement and the Sellers’ Closing Documents by Sellers have been duly authorized and approved by all necessary action and do not require any further authorization or consent of Seller or any Related Persons.

This Agreement and the Sellers’ Closing Documents have been or will be duly authorized, executed and delivered by Sellers.

(b)           Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

(ii)           contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

(iii)          contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(iv)          cause the Company to become subject to, or to become liable for the payment of, any Tax;

(v)           cause any of the assets owned by the Company to be reassessed or revalued by any Taxing authority or other Governmental Body;

(vi)          contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(vii)         result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as set forth in Part 3.2 of the Disclosure Letter, neither the Company nor any Seller is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3           CAPITALIZATION.  The authorized equity securities of the Company consist of 55,000,000 shares, of which (a) 50,000,000 shares are common stock, no par value per share, of which 35,206 shares are issued and outstanding and constitute the Shares, and (b) 5,000,000 shares are preferred stock, no par value, none of which are issued and outstanding.  Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances, as set forth on Part 3.3 of the Disclosure Letter.  No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company.  All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company.  None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement.  The Company does not own, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.  No holder of any equity securities of the Company is entitled to any rights of first refusal, conversion privileges, preemptive rights, antidilution rights or so-called registration rights under the Securities Act (or otherwise).  The Company does not have outstanding any option, warrant, put, call or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, nor has it given any Person any right to acquire from it or sell to it any shares of its capital stock.  There is, and upon consummation of the Contemplated Transactions will be, no Contract or Encumbrance with respect to the transfer, sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities).  The Company has no Subsidiaries.

3.4           FINANCIAL STATEMENTS.  Sellers have delivered to Buyer: (a) audited balance sheets of the Company as of December 31 in each of the years 2003, 2004 and 2005 respectively, and the related audited consolidated statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended, together with the reports thereon of Panagos, Salver & Cook, LLP, independent certified public accountants to the Company with respect to the fiscal year ended December 31, 2003, and McGladrey & Pullen, LLP, independent certified public accountants to the Company with respect to the fiscal years ended December 31, 2004 and 2005 (collectively, the “Financial Statements”), and (b) a balance sheet of the Company as at April 30, 2006 (the “Balance Sheet”), and the related consolidated statements of income, changes in stockholders’ equity, and cash flow for the four-month period then ended.  All such financial statements and notes thereto (i) were prepared from the books and records of the Company; (ii) fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements; (iii) are in accordance with GAAP; and (iv) reflect the consistent application of such accounting principles throughout the periods involved.  No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company for any period.  Except as reflected on the Balance Sheet, the Company is not a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated under the Exchange Act).

3.5           BOOKS AND RECORDS; CONTROLS.  The books of account, financial records, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct, represent actual, bona fide transactions and have been maintained in accordance with sound business practices, with applicable legal and accounting requirements.  The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Company.

3.6           TITLE TO PROPERTIES; ENCUMBRANCES

(a)           Part 3.6 of the Disclosure Letter contains a complete and accurate list of all property, leaseholds, or other interests therein owned by the Company.  The Company does not own and never has owned any real property.

(b)           The Company owns and has valid title to all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own as reflected as owned in the books and records of the Company, including all of the properties and assets reflected on the Balance Sheet.

(c)           All material properties and assets owned or used by the Company are reflected on the books and records of the Company and are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current Taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

3.7           CONDITION AND SUFFICIENCY OF ASSETS.  The equipment of the Company is in good operating condition, and is adequate for the uses to which such equipment is being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.  The equipment of the Company is sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing.

3.8           ACCOUNTS RECEIVABLE.  All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the

Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.  Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and fully collectible, net of the reserves shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of any reserves as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than any reserves reflected on the Balance Sheet represented of the Accounts Receivable reflected therein, and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging).  Subject to such reserves, to the Knowledge of the Company and Sellers, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable.  There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.  Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.  There are no outstanding returns or credits of any nature which are not set forth on the Balance Sheet.

3.9           CUSTOMERS; SUPPLIERS.  Part 3.9 of the Disclosure Letter sets forth (a) the ten largest customers of the Company (by volume of sales to such customers) and (b) the top ten suppliers of the Company (by volume of purchases from such suppliers), in each case for the fiscal years ended as of December 31, 2004 and as of December 31, 2005.  Neither the Company nor either Seller has received any oral or written notice from any such customer to the effect that, and neither the Company nor either Seller has any Knowledge that, any such customer will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, buying products or services from the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise).  Neither the Company nor either Seller has received any oral or written notice from any supplier to the effect that, and neither the Company nor any Seller has any Knowledge that, such supplier will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise).  There are no suppliers of products or services to the Company that are material to the Company’s business with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace.  Except as set forth on Part 3.9 of the Disclosure Letter, in the two (2) years preceding the date of this Agreement, not more than ten percent (10%) in value of purchases by the Company have been placed in any twelve (12) month period with any one supplier and not more than ten percent (10%) in value of sales by the Company have been made in any twelve month period to any one customer.

3.10         NO UNDISCLOSED LIABILITIES.  Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no Liabilities of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, and whether due or to become due) except for Liabilities reflected or reserved against in the Balance Sheet and current Liabilities incurred in the Ordinary Course of Business since the date thereof, none of which, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect.

3.11         TAXES.

(a)           The Company has duly filed or caused to be duly filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements, in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects.  Sellers have delivered to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since 2000.  The Company has fully and timely paid, or made provision for the full and timely payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.  All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company.

(b)           No liens for Taxes exist with respect to any of the assets or properties of the Company, except for statutory liens for Taxes not yet due and payable.

(c)           The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state Tax authorities or are closed by the applicable statute of limitations for all Taxable years through 2000.  Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits, examinations or investigations of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit, examination or investigation.  All deficiencies proposed as a result of such audits, examinations and investigations have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings.  Sellers and the Company have not received any notice from any Governmental Body that it intends to conduct an audit, examination or investigation of any Tax Return filed by the Company.  Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all Taxable years since 2000, and the resulting deficiencies proposed by the IRS.  Except as described in Part 3.11 of the Disclosure Letter, neither the Company nor any Seller has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.  No claim has been made by a Governmental Body in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(d)           The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company’s Liability for Taxes.  There exists no proposed Tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter.  The Company has not (i) agreed to nor is required to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of any Legal Requirement or has any Knowledge that any Governmental Body has proposed any such adjustment, or has any application pending with any Governmental Body requesting permission for any changes in accounting methods that relate to the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the IRC or any similar provision of law with respect to the Company, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed, or (iv) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

(e)           No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company.  No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the Tax Reform Act of 1986, (ii) ”tax-exempt use property” within the meaning of Section 168(h)(1) of the IRC, (iii) ”tax-exempt bond financed property” within the meaning of Section 168(g) of the IRC, (iv) ”limited use property” within the meaning of Revenue Procedure 76-30 or (v) subject to Section 168(g)(1)(A) of the IRC.

(f)            There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Buyer or the Company by reason of Section 280G of the IRC.  The Company has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Government Body all amounts required to be so withheld and paid under all applicable Legal Requirements.

(g)           The Company (i) is not party to any tax sharing, allocation, indemnity or similar agreement (whether or not written) pursuant to which it will have any obligation to make any payments after the date of this Agreement, (ii) is not subject to any private letter ruling of the IRS or comparable rulings of any Governmental Body addressed to the Company, (iii) has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the IRC) in a distribution of stock qualifying for tax-free treatment under Section 355 of the IRC, (iv) has not been a party to or entered into any listed transactions within the meaning of Treasury Regulations § 1.6011-4(b) or any other “reportable transactions” as defined therein, and (v) is not a “United States real property holding corporation” within the meaning of Section 897 of the IRC.

(h)           No Seller is a foreign person within the meaning of Section 1445 of the IRC.

(i)            Except as disclosed in Part 3.11 of the Disclosure Letter, the Company has not been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.  The

Company has no liability for the Taxes of any Person, whether such liability arises by contract, as a transferee or successor, under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign law), or otherwise.

(j)            The Company is, and at all times has been, an “S corporation” (within the meaning of Section 1361(a) of the IRC and all applicable state and local Tax laws) for each taxable year (or portion thereof) since incorporation, or in the case of state and local Tax laws, such later date as of which the Company shall have commenced operations in such state or local jurisdiction.  No action has or will be taken to terminate and no condition exists which could result in the termination of the Company’s S corporation status on or before the Closing Date.  The Company is not, nor has it ever been, liable for the Tax imposed under Section 1375(a) of the IRC; and the Company is not, nor has it ever been, liable for the Tax imposed under Section 1374(a) of the IRC.  The Company shall not be liable for any Tax under Section 1374 of the IRC (or any other Tax under any similar provisions of state, foreign or local laws) in connection with the deemed sale of the Company’s assets caused by the 338(h)(10) Election.  The Company has not, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary under Section 1361(b)(3) of the IRC.

3.12         NO MATERIAL ADVERSE CHANGE.  Since the date of the Balance Sheet, there has not been any Material Adverse Effect and no event has occurred or circumstance exists that may result in a Material Adverse Effect.

3.13         EMPLOYEE BENEFIT PLAN.

(a)           Set forth on Part 3.13 of the Disclosure Letter is each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase or stock option, hospitalization or other medical, life or other insurance, supplemental unemployment plan, whether formal or informal, including any policy, plan, program or agreement which provides for the payment of severance, salary continuation, salary in lieu of notice or similar benefits, under which the Company has any present or future Liability on behalf of its employees or former employees or their dependents or beneficiaries (each, a “Plan” and collectively, the “Plans”).  Sellers have provided Buyer with complete and accurate copies of all such Plans that are written (and, if applicable, related trust agreements), all amendments thereto, all summary plan descriptions, summaries of material modifications (as defined in ERISA), annuity contracts or other funding instruments, the most recent determination letter and/or opinion letter issued by the IRS with respect to each Pension Plan (as defined in ERISA), and for the last three (3) most recent plan years, Annual Reports on Form 5500 Series required to be filed with any Governmental Body for each of the Plans.  Written summaries of any such oral Plans are set forth on Part 3.13 of the Disclosure Letter.

(b)           Each Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with its terms, the terms of any applicable collective bargaining agreement and in compliance in all respects with ERISA, the IRC and all applicable Legal Requirements, both as to form and in operation.  All required reports and descriptions with respect to each Plan (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA, the IRC and applicable Legal Requirements.

(c)           The Company and each ERISA Affiliate have complied in all respects with the requirements of COBRA.  Part 3.13 of the Disclosure Letter sets forth a list of former employees who are entitled to COBRA coverage and the date on which such COBRA coverage terminates.  With respect to any Plan that is a “health plan” (as defined in 45 C.F.R. Section 160.103), all required actions to comply with the final privacy regulations issued under the Health Insurance Portability and Accountability Act of 1996 (45 C.F.R. Parts 160 and 164 (“HIPAA Privacy Regulations”) have been taken by April 14, 2003, or, to the extent that a Plan is a “small health plan” (as defined in 45 C.F.R. Section 160.103), all necessary actions have been taken to ensure compliance with the HIPAA Privacy Regulations by the end of the extended compliance period.

(d)           All contributions (including all employer contributions and employee salary reduction contributions), distributions and premium payments that are due with respect to any Plan have been made within the time periods prescribed by ERISA, the IRC and all other applicable Legal Requirements, and all contributions, distributions and premium payments with respect to any Plan for any period ending on or before the Closing Date that are not yet due have been made or properly accrued on the Balance Sheet.  No Plan has any material unfunded liability not accurately reflected on the Balance Sheet.

(e)           The Company does not maintain any “welfare plan” (as defined in ERISA) which has any present or future obligation to make any payment to or with respect to any present or former employee of the Company, except as required by Section 4980B of the IRC and as set forth on Part 3.13 of the Disclosure Letter.

(f)            No Plan is a “pension plan” subject to Title IV or Section 302 of ERISA or Section 412 or 2971 of the IRC.

(g)           There have been no “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan, and no fiduciary (as defined in Section 3(21) of ERISA) of any Plan has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.  No action, suit, proceeding, hearing, or investigation with respect to any Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company or the Sellers, threatened.

(h)           Each Plan that is intended to be qualified under Section 401(a) of the IRC has obtained a favorable determination letter from the IRS, or is eligible to rely on a favorable opinion letter issued to a prototype plan upon which each such Plan is based.  Each such Plan has been timely amended to comply with the provisions of recent legislation commonly referred to as “GUST” and “EGTRRA” and has been submitted to the IRS for a determination or opinion letter that takes the GUST amendments into account within the applicable remedial amendment period specified by Section 401(b) of the IRC.

(i)            Neither the Company nor any ERISA Affiliate maintains, sponsors contributes to or has any liability or potential liability with respect to any “defined benefit plan” (as defined in Section 3(35) of ERISA) or otherwise has any current or potential liability under Title IV of ERISA, or any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA).  Neither the Company nor any ERISA Affiliate maintains, sponsors contributes to or has any liability or potential liability with respect to any employee benefit plan, program or arrangement that provides for post retirement medical, life insurance or other welfare type benefits (other than health continuation coverage required by COBRA).

(j)            Except as set forth on Part 3.13 of the Disclosure Letter, no Benefit Plan is subject to Section 409A of the IRC (each, a “Deferred Compensation Plan”).  Each Deferred Compensation Plan complies in all material respects with Section 409A of the IRC and the regulations issued thereunder.  The Company has not, since October 3, 2004, (i) granted to any employee of the Company an interest in any Deferred Compensation Plan which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the IRC, or (ii) modified the terms of any Deferred Compensation Plan in a manner that could cause an interest previously granted under such plan to become subject to the Tax imposed by Section 409A(a)(1)(B) or (b)(4) of the IRC.

(k)           No condition exists or would arise as a result of the consummation of the transactions contemplated hereby which would prevent the Company from amending or terminating any Plan; provided, however, that Buyer acknowledges that the Company’s 401(k) Plan shall not be terminated prior to the next annual enrollment date.

(l)            Neither the execution and delivery of this Agreement by Sellers nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any Person to benefits under any Plan (including the acceleration of the vesting under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

(m)          Neither the Company nor Sellers have announced to employees, former employees or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Plan which is intended to cover employees or former employees of the Company or to amend or modify any existing Plan which covers or has covered employees or former employees of the Company.

(n)           There is no action or decree outstanding or any governmental audit or investigation, relating to or seeking benefits under any Plan that is pending or, to the

Knowledge of the Company and Sellers, threatened against the Company, any fiduciary of any Plan with respect to such Plan or any Plan.

(o)           Except as set forth on Part 3.13 of the Disclosure Letter, none of the Plans obligates the Company to any separation, severance, retention, termination or similar benefit or accelerate any vesting schedule or alter any benefit structure solely as a result of a change in control or ownership within the meaning of and such Plan or Section 280G of the Code.

3.14         COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

(a)           Except as set forth in Part 3.14 of the Disclosure Letter:

(i)            the Company is, and at all times since December  31, 2003 has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, and has not sold any products or provided any services prior to receiving any required or necessary Government Authorization from any Governmental Body, including, but not limited to, the United States Food and Drug Administration (the “FDA”) and any corollary, similar or equivalent Governmental Body in any other jurisdiction, whether under the Federal Food, Drug and Cosmetics Act, as amended, and the regulations promulgated thereunder, or any other applicable Legal Requirement, including, without limitation, in connection with the design, manufacture, labeling, testing, marketing, sale and inspection of all of the Company’s products and services and the operation of the Company’s manufacturing facilities and relating to the protection of human subjects for its clinical trials and similar practices and protocols as required by the FDA or any other Governmental Body;

(ii)           the Company has not engaged or participated in any sale or sales of human tissue to any Person except for brokered tissue blocks in accordance with an IRB;

(iii)          no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iv)          the Company has not received, at any time since December  31, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)           Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company.  Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect.  Except as set forth in Part 3.14 of the Disclosure Letter:

(i)            the Company has obtained, in all jurisdictions where the Company is marketing its products and services, and has listed on Part 3.14 of the Disclosure Letter, all Governmental Authorizations required, necessary or advisable to sell, promote and market its products and services as required by the FDA or any other Governmental Body regulating the safety, effectiveness and market clearance of the Company’s products and services;

(ii)           the Company is, and at all times since December  31, 2003 has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

(iii)          no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

(iv)          the Company has not received, at any time since December  31, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding, and neither the Company nor either Seller has any Knowledge of, (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; or (C) any actions, citations, decisions, product recalls, medical device reports, information requests, warning letters or Section 305 notices from the FDA or similar adverse actions regulated by the FDA or any other Governmental Body relating to the safety, effectiveness or market clearance of Seller’s products; and

(v)           all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, and all of the Company’s submissions to the FDA and each other Governmental Body, whether written or electronically delivered, were true, accurate and complete in all respects as of the date made.

The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner they currently conduct and operate such business and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.

3.15         LEGAL PROCEEDINGS; ORDERS.

(a)           Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

(i)            that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

(ii)           that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of the Company and Sellers, (A) no such Proceeding has been Threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.  Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter.  The Proceedings listed in Part 3.15 of the Disclosure Letter are not reasonably likely to have a Material Adverse Effect.

(b)           Except as set forth in Part 3.15 of the Disclosure Letter:

(i)            there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

(ii)           no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

(iii)          to the Knowledge of the Company and Sellers, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

(c)           Except as set forth in Part 3.15 of the Disclosure Letter:

(i)            the Company is, and at all times since December  31, 2003 has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii)           no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

(iii)          the Company has not received, at any time since December  31, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16         ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

(a)           change in the Company’s authorized or issued capital stock; grant of any stock option, warrant or other right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b)           amendment to the Organizational Documents of the Company;

(c)           payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)           adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e)           damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance;

(f)            entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar Contract, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000;

(g)           sale, lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h)           cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

(i)            material change in the accounting methods used by the Company;

(j)            incurrence of any material Liabilities, except in the Ordinary Course of Business;

(k)           acquisition or purchase of any properties or assets (other than in the Ordinary Course of Business) merger or consolidation with, or acquisition of all or substantially all of the assets of any Person, or any material investment in any Person; or

(l)            agreement or commitment, whether oral or written, by the Company to do any of the foregoing.

3.17         CONTRACTS; NO DEFAULTS.

(a)           Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

(i)            each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

(ii)           each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000;

(iii)          each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

(iv)          each lease, rental or occupancy Contract, license, installment and conditional sale Contract, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

(v)           each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi)          each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(vii)         each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(viii)        each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

(ix)           each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x)            each power of attorney that is currently effective and outstanding;

(xi)           each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

(xii)          each Applicable Contract for capital expenditures in excess of $10,000;

(xiii)           each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

(xiv)        any Contract to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property pertaining to the Company;

(xv)         any stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements relating to the acquisition, lease or disposition by the Company of any of the assets of the

Company, in each case (A) which was entered into by the Company after December  31, 2003, or (B) under which any Seller has any ongoing indemnification or other material obligations;

(xvi)        any Contract relating to the location of employees or minimum number of employees to be employed with respect to the Company;

(xvii)       any loan agreement, note, mortgage, indenture, security agreement, or guarantee of the obligations of a third Person which relates to the Company;

(xviii)      any settlement agreement to which the Company is a party and which was entered into on or after December  31, 2003;

(xix)         any agreements that are material to the Company; and

(xx)          each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company’s office where details relating to the Contracts are located.

(b)           Except as set forth in Part 3.17(b) of the Disclosure Letter:

(i)            no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any Liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

(ii)           to the Knowledge of Sellers and the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

(c)           Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

(d)           Except as set forth in Part 3.17(d) of the Disclosure Letter:

(i)            the Company is, and at all times since December  31, 2003 has been, in compliance with all material terms and requirements of each Contract under which the Company has or had any Liability or by which the Company or any of the assets owned or used by the Company is or was bound;

(ii)           each other Person that has or had any Liability under any Contract under which the Company has or had any rights is, and at all times since December  31, 2003 has been, in compliance with all material terms and requirements of such Contract;

(iii)          no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

(iv)          the Company has not given to or received from any other Person, at any time since December  31, 2005 any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(e)           There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

(f)            The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18         INSURANCE.

(a)           Sellers have delivered to Buyer:

(i)            true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the four (4) years preceding the date of this Agreement;

(ii)           true and complete copies of all pending applications for policies of insurance; and

(iii)          any statement by the auditor of the Company’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.

(b)           Part 3.18(b) of the Disclosure Letter describes:

(i)            any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

(ii)           any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

(iii)          all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c)           Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the four (4) preceding policy years:

(i)            a summary of the loss experience under each policy;

(ii)           a statement describing each claim under an insurance policy for an amount in excess of $1,000, which sets forth:

(A)          the name of the claimant;

(B)           a description of the policy by insurer, type of insurance, and period of coverage; and

(C)           the amount and a brief description of the claim; and

(iii)          a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d)           Except as set forth on Part 3.18(d) of the Disclosure Letter:

(i)            All policies to which the Company is a party or that provide coverage to any Seller, the Company, or any director or officer of the Company:

(A)          are valid, outstanding, and enforceable;

(B)           are issued by an insurer that is financially sound and reputable;

(C)           taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business as the Company;

(D)          are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

(E)           will continue in full force and effect following the consummation of the Contemplated Transactions; and

(F)           do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

(ii)           Neither the Company nor any Seller has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii)          The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

(iv)          The Company has given notice to the insurer of all claims that may be insured thereby.

3.19         ENVIRONMENTAL MATTERS.  Except as set forth in Part 3.19 of the Disclosure Letter:

(a)           To the Knowledge of the Company and Sellers, the Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law.  Neither the Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b)           There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

(c)           Neither the Company nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(d)           Neither the Company nor any Seller, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

(e)           Except as set forth on Part 3.19(e) of the Disclosure Letter and except for human biological products that the Company collects, processes, stores and/or distributes in the ordinary course of its business, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon.  Neither the Company nor any Seller, any other Person for whose conduct they are or may be held responsible, or to the Knowledge of Sellers and the Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, except for human biological products that the Company collects, processes, stores and/or distributes.

(f)            There has been no Release or, to the Knowledge of Sellers and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

(g)           Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20         EMPLOYEES.

(a)           The Company does not now have, and has not at any time since November 17, 2003 had, either any employees or any independent contractors to the Company who are individuals.  From November 17, 2003 through the date of this Agreement, all of the Company’s activities have been performed either by (i) Sellers, who at no time during such period were employees of, or independent contractors to, the Company, and who at all times during such period were the sole directors and officers of the Company, other than (A) Raben, who was a director and an officer of the Company from July 1998 to November 11, 2005, but was at no time an employee of or independent contractor to the Company; and (B) Feldman, who was a director and an officer of the Company from July 1998 to November 11, 2005, but was at no time an employee of or independent contractor to the Company or (ii) individuals (collectively, the “Temps”), the services of whom have been provided to the Company by Paychex Business Solutions, Inc., a Florida corporation (the “Temp Agency”) pursuant to the terms of that certain Client Service Agreement No. 738/9390, a true, correct and complete copy of which is attached hereto as Exhibit K (the “Temp Agency Contract”), none of whom are employees of the Company under any Legal Requirement.  There are no Contracts between the Company and either Seller or both Sellers, or between the Company and any Temp or Temps, and the only parties to the Temp Agency Contract are the Company and the Temp Agency, and no Temp is either a party to the Temp Agency Contract or an express third-party beneficiary thereof.  Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each Temp: name; job title; current compensation paid or payable and any change in compensation since January 1, 2005; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company’s pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other pension benefit plan or welfare benefit plan, or any other benefit plan or any director plan.  The Temp Agency Contract does not impose any restriction on the ability of the Company to terminate immediately effective upon written notice to the Temp Agency the engagement of any Temp or require any payment to the Temp Agency or such Temp in connection with such termination.

(b)           No officer or director of the Company, or, to the Knowledge of the Company and Sellers, no Temp is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such Temp, officer or director and any other Person (a “Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of his or her duties as a Temp, officer or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such Temp or director.  To the Knowledge of Sellers and the Company, no director or officer of the Company intends to terminate his or her status as a director or officer of the Company, and no Temp intends to terminate his or her relationship with the Company or the Temp Agency.

(c)           There are no retired employees, officers or directors of the Company, and even if there were, no such individual or any of their dependents would be entitled to receive any benefits prior to, on or after the date of this Agreement, including, without limitation, any pension benefit, retiree medical insurance coverage, retiree life insurance coverage or other benefit.

(d)           Part 3.20 of the Disclosure Letter, states the number of employees terminated by the Company since January 1, 2006 and contains a complete and accurate list of the following information for each employee of the Company who has been terminated or laid off or whose hours of work have been reduced by more than 50% by the Company in the six months prior to the date of this Agreement: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such termination, layoff or reduction in hours, and (iii) the location to which the employee was assigned, if applicable.

3.21         LABOR RELATIONS; COMPLIANCE.  Since December  31, 2003, the Company has not been or is a party to any collective bargaining or other labor Contract.  Since December  31, 2005, there has not been, there is not presently pending or existing, and to the Knowledge of Sellers and the Company there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee, Temp or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or their premises, or (c) any application for certification of a collective bargaining agent.  No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.  There is no lockout of any employees by the Company, and no such action is contemplated by the Company.  The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.  The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22         INTELLECTUAL PROPERTY.

(a)           Part 3.22 of the Disclosure Letter contains a complete and accurate list of all of the following that are owned by the Company: (i) patented or registered Intellectual Property, (ii) pending patent applications or other applications for registration of Intellectual Property, (iii) trade or corporate names, Internet domain names and material unregistered Intellectual Property, and (iv) Software.

(b)           Part 3.22 of the Disclosure Letter also contains a complete and accurate list of all Contracts pursuant to which (i) the Company grants or obtains any license or other rights with respect to any Intellectual Property (other than mass marketed software with a replacement cost and/or annual license or support fee of less than Five Hundred Dollars ($500)) or (ii) restrictions are imposed on the Company’s right to use or practice any rights under any Intellectual Property, in each case identifying the subject Intellectual Property.

(c)           The Company owns the entire right, title and interest in and to, or has the right to use pursuant to a valid and enforceable Contract set forth on Part 3.22 of the Disclosure Letter, all Intellectual Property necessary or used for the operation of the business of the Company as currently conducted (together with all Intellectual Property owned by the Company, collectively, the “Company Intellectual Property”) or as currently proposed to be conducted.

(d)           All of the Company Intellectual Property is valid, enforceable, subsisting, and in full force and effect.  No loss or expiration of any of the Company Intellectual Property is pending or threatened.

(e)           No claim or Proceeding has ever been made against the Company or is presently pending contesting the validity, use, ownership or enforceability of the Company Intellectual Property, and, to the Knowledge of the Company and Sellers, no such claim is threatened, (ii) to the Knowledge of the Company and the Sellers, the Company has not infringed, misappropriated or otherwise conflicted with, and the operation of the business of the Company as currently conducted does not infringe, misappropriate, or otherwise conflict with, any Intellectual Property of any other Person, and the Company has not received any notices regarding any of the foregoing (including, without limitation, any demands or unsolicited offers to license any Intellectual Property from any third Person), and (iii) to the Knowledge of the Company and Sellers, no third Person has infringed or misappropriated any of the Company Intellectual Property.

(f)            The computer systems, including the Software, hardware and networks currently used in the conduct of the business of the Company (collectively, the “Systems”) are sufficient in all material respects for the current needs of the Company.  All Systems, other than Software, are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Company.  Except as set forth on Part 3.22(f) of the Disclosure Letter, in the prior 12 months there have been no failures or bugs in or breakdowns or continued substandard performance of any Systems which have caused any substantial disruption or interruption in or to use of such Systems.  There has not been any material malfunction with respect to any of the Systems that has not been remedied or replaced in all material respects.  The Company has copies of or access to all manuals and technical documentation related to the Systems.  The Company has entered into all Contracts reasonably necessary for the use, support and maintenance of all material components of the Systems and all such Contracts are in full force and effect.

(g)           Except as disclosed in Part 3.22(g) of the Disclosure Letter, all Persons who have participated in the creation or development of any of the Intellectual Property owned by the Company have executed and delivered to the Company a proprietary information and inventions agreement in the form attached hereto as Exhibit L .  To the Knowledge of the Company and Sellers, it is not and will not be necessary to utilize any Intellectual Property that any employee of, or independent contractor to, the Company developed, invented or made prior to such employee’s employment by the Company or such independent contractor’s engagement by the Company except for any such Intellectual Property that has previously been validly assigned to the Company.

(h)           Since December 31, 2005, the Company has taken measures, reasonable in the industry in which it operates, to protect the secrecy and value of all of the trade secrets of the Company.

(i)            The transactions contemplated by this Agreement will not have an adverse effect on the right, title and interest of the Company in and to the Company Intellectual Property.  After the Closing, the Company will be permitted to exercise all of the rights of the Company under all of the Contracts, licenses and agreements listed on Part 3.22 of the Disclosure Letter to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

3.23         CERTAIN PAYMENTS.  Since December  31, 2003, neither the Company nor any director, officer, agent, Temp or employee of the Company, or to the Knowledge of the Company or Sellers, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business (other than for meals or entertainment of nominal value), (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Related Person of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24         INVENTORY.  All items included in the Company’s inventory consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of the Company except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the Balance Sheet or on the books of account or financial records of the Company as of the Closing Date, as the case may be.  All of the Company’s inventory was valued on the Financial Statements and the Balance Sheet, and is now valued, and will be valued at the Closing Date and on the Working Capital Statement, in accordance with GAAP.  All items of inventory now on hand that was purchased after the date of the Balance Sheet were purchased, and all items of inventory on hand at the Closing Date will have been purchased, in the Ordinary Course of Business at a cost not exceeding market prices prevailing at the time of purchase.  The quantities of each item in inventory (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of the Company.  The Company is not in possession of any inventory not owned by the Company, including goods already sold, other than samples received from manufacturers in connection with the Company providing clinical trials management services, which samples are temporarily stored at the Company’s facilities and then forwarded to the investigator(s) conducting the actual clinical trials, all according to informal agreements not reduced to writing, and the Company does not and will not have any Liabilities in connection with the receipt, temporary storage or forwarding of such samples.

3.25         PRODUCT LIABILITY; WARRANTIES.

(a)           Neither the Company nor either Seller has received any written statements, citations or decisions or orders by any Person (including any Governmental Body) stating that any product alleged to have been manufactured, sold, designed, marketed or distributed at any time by the Company through the Closing Date (the “Products”), is defective, improperly designed or manufactured or unsafe or fails to meet any standards promulgated by any Governmental Body.  There is no latent or overt design, manufacturing or other defect in any Product.  None of the Products has been subject to recall, withdrawal or seizure.  There are no existing or, to the Knowledge of the Company and Sellers, threatened product liability or other similar claims against, or Proceedings involving, the Company or any Seller in respect of Products.  All Products sold by the Company (i) conform in all material respects to those specifications provided by the purchasers of such Products, including, by way of an example, those specifications incorporating industry, government or trade association standards and (ii) comply in all material respects with all Legal Requirements applicable to such Products, including, by way of an example, Legal Requirements of the United States (including of or in respect of the FDA) and each state in which the Company sells or has sold the Products and each other jurisdiction (including foreign jurisdictions) in which the Company sells the Products.  To the Knowledge of the Company and Sellers, there is no basis for any present or future claim or Proceeding giving rise to any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Product.

(b)           All Products and all services provided by the Company have been in material conformity with all applicable contractual commitments and applicable Legal Requirements and all express and implied warranties, and the Company has no liability (and, to the Knowledge of the Company and Sellers, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for replacement thereof or other damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included on the face of the Balance Sheet (rather than the notes thereto).  Part 3.25 of the Disclosure Letter includes copies of such standard terms and conditions of sale for the Company (containing applicable guaranty, warranty and indemnity provisions).  Neither any Products nor any services provided by the Company are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale as described on Part 3.25 of the Disclosure Letter (including as a result of any course of conduct between the Company and any Person or as a result of any statements in any of the Company’s product, service or promotional literature).  The Company has not been notified in writing of any claims for (and neither the Company no either Seller has any Knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any Product or any of its services.

(c)           Except as disclosed in Part 3.25(c) of the Disclosure Letter, neither the Company nor either Seller has received any written notice from Ortho-Clinical Diagnostics, Inc. (“Ortho”) or from any other current or former customer of the Company to the effect that such customer or any other Person (including any Governmental Body, including without limitation the FDA) has or had any concerns regarding the quality or manufacturing of any products or services provided by the Company.

3.26         DISCLOSURE.

(a)           No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b)           No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c)           There is no fact known to any Seller that has specific application to any Seller or the Company (other than general economic or industry conditions) and that could be reasonably likely to cause a Material Adverse Effect that has not been set forth in this Agreement or the Disclosure Letter.

3.27         RELATIONSHIPS WITH RELATED PERSONS.  No Seller or any Related Person of Sellers or of the Company has, or since December  31, 2003 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s business.  No Seller or any Related Person of Sellers or of the Company is, or since December  31, 2003 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with the Company, or (b) engaged in competition with the Company with respect to any line of the products or services of the Company (a “Competing Business”) in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.  Except as set forth in

Part 3.27 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.28         BROKERS OR FINDERS.  Except for Duff & Phelps LLC, whose fees shall be paid for by Sellers, Sellers and their agents have incurred no Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

3.29         PURCHASE FOR OWN ACCOUNT; INVESTMENT.  Each Seller is acquiring his Buyer Shares and his Promissory Note for investment, for his own account and not for the account of any other Person and not with a view to distribution thereof in violation of applicable United States federal and state securities laws.  Each Seller understands that the Buyer Shares and the Promissory Notes have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of such Seller’s investment intent, as expressed herein, and that the Buyer Shares and the Promissory Notes must be held indefinitely unless registered under the Securities Act or an exemption from such registration becomes available.  Seller understands that the Buyer Shares and the Promissory Note he is acquiring are characterized as “restricted securities” under the United States federal securities laws, inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Each Seller acknowledges that Buyer is not required to register the Buyer Shares or the Promissory Notes.  In addition, each Seller represents that he is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.30         FINANCIAL MATTERS.  Each Seller understands that his acquisition of Buyer Shares and the Promissory Notes involves substantial risk, and his financial condition and investments are such that he is in a financial position to hold the Buyer Shares and the Promissory Notes for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the Buyer Shares and the Promissory Notes.  In addition, by virtue of his expertise, the advice available to him and his previous investment experience, each Seller has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.  Each Seller has been presented with a copy of Buyer’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and its Proxy Statement on Schedule 14A with respect to its 2006 annual meeting of shareholders to be held on May 24, 2006, and has read and understands such annual report and proxy statement in their entirety, including, without limitation, the risk factors set forth in Item 1A of such annual report.

3.31         ACCESS TO DATA.  Each Seller has had an opportunity to discuss Buyer’s business, management and financial affairs with its management and to obtain any additional information it may consider to be necessary or appropriate for deciding whether or not to acquire the Buyer Shares and to accept the Promissory Notes.

3.32         NO GENERAL SOLICITATION.  At no time was either Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement,

or any other form of general advertising or solicited or invited to attend a promotional meeting, whether by Buyer or any other Person (whether or not on behalf of Buyer).

3.33         ACCREDITED INVESTOR.  Each Seller is an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

3.34         LEGEND.  Each Seller acknowledges that the certificate or certificates evidencing his Buyer Shares will bear the legends set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY U.S. STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND QUALIFICATION REQUIREMENTS UNDER APPLICABLE U.S. STATE SECURITIES LAWS.  THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

“THIS CERTIFICATE AND THE SECURITIES EVIDENCED HEREBY MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF AUGUST 29, 2006, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

Each Seller further acknowledges that his Promissory Note will bear legends of like import.

4.             REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and warrants to Sellers as follows:

4.1           ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California.

4.2           AUTHORITY; NO CONFLICT.

(a)           This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and upon the execution and delivery by Buyer of the Escrow Agreement, the Noncompetition Agreements, and the Promissory Notes (collectively, the “Buyer’s Closing Documents”), the Buyer’s Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar legal requirements of general application relating to or affecting creditors’ rights and to general equity principles.  Buyer has the absolute and unrestricted right, corporate power, and corporate authority to execute and deliver this Agreement and the Buyer’s Closing Documents and to perform its obligations under this Agreement and the Buyer’s Closing Documents.  Buyer has the corporate power and corporate authority to execute, deliver and perform this Agreement and each of the Buyer’s Closing Documents.  The execution, delivery and performance of this Agreement and the Buyer’s Closing Documents by Buyer have been duly authorized and approved by Buyer’s board of directors and do not require any further authorization or consent of Buyer or its shareholders.  This Agreement and the Buyer’s Closing Documents have been or will be duly authorized, executed and delivered by Buyer.

(b)           Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)            any provision of Buyer’s Organizational Documents;

(ii)           any resolution adopted by the board of directors or the shareholders of Buyer;

(iii)          any Legal Requirement or Order to which Buyer may be subject; or

(iv)          any Contract to which Buyer is a party or by which Buyer may be bound.

(v)           Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3           INVESTMENT INTENT.  Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.  Buyer is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

4.4           CERTAIN PROCEEDINGS.  There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Buyer’s Knowledge, no such Proceeding has been Threatened.

4.5           BROKERS OR FINDERS.  Except for Duff & Phelps, LLC, whose fees shall be paid for by Buyer, Buyer and its agents have incurred no Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

4.6           SEC DOCUMENTS; FINANCIAL STATEMENTS.

(a)           Buyer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Exchange Act and any other material reports or documents required to be filed with the SEC.  As of their respective dates, all documents filed by Buyer with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           As of their respective dates, the financial statements of Buyer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The unaudited pro forma combined financial statements filed with the SEC comply in all material respects with the requirements of Article 11 of Regulation S-X under the Securities Act.

5.             ACTIONS PRIOR TO THE CLOSING DATE

5.1           ACCESS AND INVESTIGATION.  Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer’s Advisors”) full and free access to the Company’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer’s Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer’s Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2           OPERATION OF THE BUSINESS OF THE COMPANY.  Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

(a)           conduct the business of the Company only in the Ordinary Course of Business;

(b)           maintain the assets and properties of the Company in customary repair, order and condition;

(c)           use their commercially reasonable efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, Temps, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, Temps, agents, and others having business relationships with the Company;

(d)           confer with Buyer concerning operational matters of a material nature; and

(e)           otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

5.3           NEGATIVE COVENANTS.

(a)           Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur; provided, however, that notwithstanding the prohibition against paying dividends on any shares of capital stock of the Company set forth in Section 3.16(a), Sellers may cause the Company to declare and pay a single cash dividend with respect to the Shares on any Business Day prior to the Closing Date so long as following such dividend the Working Capital will be not less than the Target Working Capital, taking into account all events reasonably likely to occur subsequent to such dividend and through the Closing Date (including the Termination Liabilities) which might affect the Working Capital.

(b)           Sellers and the Company shall not make or revoke any Tax election, make any material change in the Tax accounting or reporting principles, methods, practices or policies (unless such change is required by applicable Legal Requirements or applicable accounting principles), settle or compromise any Tax claim or controversy (except for any Tax claim or controversy settled in the ordinary course of business, the settlement or compromise of which could not adversely affect the Tax liability of the Company for a period (or a portion thereof) ending after the closing Date and does not involve any issue that may recur in a period (or a portion thereof) ending after the Closing Date).

5.4           REQUIRED APPROVALS.

(a)           As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.  Sellers shall use, or cause to be used by others, their Best Efforts to obtain and satisfy, at the earliest practicable date, all Consents of each applicable customer, supplier, lessor and Governmental Body which are necessary to consummate the Contemplated Transactions.  Any costs payable to third Persons in connection with obtaining any such Consents shall be paid by Sellers.  Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

(b)           As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions.  Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, (i) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all Consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

5.5           NOTIFICATION.  Between the date of this Agreement and the Closing Date, each of the Sellers or the Buyer, as the case may be, will promptly notify the other party in writing if such party becomes aware of any fact or condition that causes or constitutes a Breach of any of the representations and warranties as of the date of this Agreement, or if such Seller or the Company or the Buyer, as the case may be, becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change.  During the same period, each Seller or the Buyer, as the case may be, will promptly notify the other party of the occurrence of any Breach of any covenant of in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6           PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.  Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to the Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

5.7           NO NEGOTIATION.  Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their respective Related Persons and Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company (all such transactions, “Acquisition Transactions”).  If the Company receives any proposal in respect of an Acquisition Transaction, Sellers shall immediately notify Buyer.

5.8           COMMERCIALLY REASONABLE EFFORTS.  Between the date of this Agreement and the Closing Date, each Seller and Buyer will use their commercially reasonable efforts to cause the conditions in Sections 7 and 8 to be satisfied, as applicable.

5.9           TEMPS.

(a)           Access to Temps Prior to Closing.  Prior to the Closing, Buyer and its Representatives shall have access to the Temps and opportunities to interview them outside of the presence of Sellers or any Representative of the Company upon reasonable advance notice and during normal business hours.

(b)           Retention of Certain Temps.  Not less than two Business Days prior to the Closing, Buyer shall deliver to Sellers a list setting forth those Temps which Buyer has determined in its sole discretion the services of which should continue to be retained by the Company through the Temp Agency (collectively, the “Retained Temps”).  On the Business Day prior to the Closing, Sellers shall cause the Company to terminate with the Temp Agency the engagement by the Company of all of the Temps other than the Retained Employees (the “Terminated Temps”).  Seller shall be fully responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay and other like obligations and payments to the Terminated Temps and/or the Temp Agency, as well as any severance or other expense or Liability associated with such terminations, any Liability or obligation under any Contract between the Company and the Temp Agency or any Terminated Temp (including, without limitation, the Temp Agency Contract), any Liability or other obligation that accrues prior to the Closing Date under any Plan or other similar plans or arrangements, whether express or implied, applicable to any of the Terminated Temps, and any claim under any applicable Legal Requirement, including a claim of an unfair labor practice, any claim under any state unemployment compensation Legal Requirement or under any federal or state employment discrimination Legal Requirement, which relates to any period on or prior to the Closing Date or is based on acts or omissions by the Company which occurred on or prior to the Closing Date, including, without limitation, under The Worker Adjustment and Retraining Notification Act of 1988, as amended, The California Worker Adjustment and Retraining Notification Act, California Labor Code Section 1400, et seq., and all equivalent and similar Legal Requirements (all Liabilities, Expenses or other obligations arising out of or in connection with the foregoing, collectively the “Termination Liabilities”), and the Termination Liabilities shall appear on the Estimated Working Capital Statement and the Working Capital Statements in accordance with GAAP.

(c)           Payment of Accrued Vacation, Holiday and Sick Time.  Sellers shall cause the Company to pay to the Temp Agency on behalf of each Terminated Temp on the date of his or her termination a lump sum payment equal to the amount of any accrued but unused vacation, holiday and sick time for such Terminated Temp at the rate of hourly or annual salary then in effect for such Terminated Temp, as well as any severance owed to such Terminated Temp in connection with his or her termination.

(d)           No Third Party Beneficiaries.  Nothing herein expressed or implied (i) confers upon any Temp any rights or remedies of any nature or kind whatsoever under or by reason of this Section 5.9, including, without limitation, any rights of employment by the Company or rights of contract with the Company for a specific period or (ii) shall limit the right of the Company following the Closing to terminate the engagement of any Retained Temp or to change the terms and conditions of employment or engagement, including rate of salary or wages or entitlement to benefits, of any Retained Temp, in each case consistent with the terms of the Temp Agency Contract.

6.             ADDITIONAL AGREEMENTS

6.1           CONFIDENTIALITY.  After the Closing Date, Sellers and their Related Persons shall maintain the confidentiality of, and shall not use for the benefit of themselves or others, any confidential information concerning the Company (the “Confidential Information”); provided, however, that the immediately foregoing restriction shall not restrict (i) disclosure by any Seller or any Related Person thereof of any Confidential Information required by applicable Legal Requirements or any court of competent jurisdiction, (ii) any disclosure on a confidential basis to Sellers’ Representatives (including Sellers’ attorneys, accountants and financial advisors), (iii) any disclosure of information (A) which is available publicly as of the date of this Agreement, (B) which, after the date of this Agreement, becomes available publicly through no fault of the disclosing party, or (C) which is disclosed to any Seller or any Related Person thereof by another Person who acquired it without an obligation of confidentiality to Buyer, and (iv) Sellers’ use of such Confidential Information to protect or enforce their rights or perform their obligations under this Agreement or in connection with Tax or other regulatory filings, litigation, financial reporting or other reasonable business purposes or their use of such information to enforce their rights against any third Person.

6.2           RIGHT OF FIRST REFUSAL ON SALES OF BUYER SHARES.

(a)           Neither Seller may at any time Transfer any of the Buyer Shares acquired by him pursuant to the Contemplated Transactions except in a transaction specifically permitted hereunder by this Section 6.2 and only after having first complied with all of the terms and conditions of this Section 6.2 in connection with such Transfer.

(b)           Notwithstanding anything to the contrary in this Agreement or otherwise, with respect to any Buyer Shares issued to either Seller on any particular date, (i) such Seller may not Transfer any of such Buyer Shares issued on such date until the first anniversary of such date, and (ii) following the first anniversary of such date of issuance, such Seller may not Transfer in any subsequent year period which commences on an anniversary of such date and ends on the next anniversary of such date more than fifty percent (50%) of the Buyer Shares initially issued to him on such date.

(c)           As a condition to the effectiveness of any Transfer of Buyer Shares, Buyer may, but is not required to, request that the Seller proposing to so Transfer provide an opinion of counsel reasonably acceptable to Buyer that such Transfer does not require registration or other qualification under, or a violation of, United States federal or applicable state securities laws, rules and regulations.

(d)           Any attempted Transfer of Buyer Shares to any Person that is not in compliance with this Section 6.2 (i) shall be null and void and of no force or effect, (ii) shall not operate to Transfer any interest or title in or to such Buyer Shares to the purported transferee, and (iii) shall give Buyer the option to purchase such Buyer Shares as if the Seller attempting the Transfer had submitted an Sale Notice for such Buyer Shares under Section 6.2(d) on a date selected by Buyer which is not more than 30 calendar days after the first date on which Buyer had actual knowledge of such attempted Transfer.  Buyer shall not recognize or register any Transfer on the books of Buyer unless, and no purported transferee of Buyer Shares shall be recognized as or have any rights as a shareholder of Buyer or with respect to such Buyer Shares for any purpose, until Buyer is satisfied that such Transfer is in compliance with the terms and conditions of this Agreement and United States federal and applicable state securities laws, rules and regulations.

(e)           If either Seller desires to Transfer any or all of his Buyer Shares, such Seller shall give notice (a “Sale Notice”) to Buyer specifying the number of Buyer Shares proposed to be transferred (the “Offered Shares”).  Delivery of a Sale Notice to Buyer shall be deemed to constitute an irrevocable offer by such Seller to sell the Offered Shares to Buyer at a purchase price per Offered Share equal to the average of the closing bid price per share of Buyer Common as quoted on the OTC Bulletin Board for the five trading days immediately preceding the date of Buyer’s receipt of the Sale Notice (the “Offered Price”), and Buyer shall have be entitled to purchase all or any portion of the Offered Shares at the Offered Price by giving written notice to such Seller within two Business Days from receipt of a Sale Notice (a “Purchase Notice”).  The purchase of any Offered Shares elected to be purchased by Buyer shall be consummated within one Business Day after Buyer’s delivery of the Purchase Notice.  In the event Buyer fails to deliver a Purchase Notice within the required period, Buyer shall be deemed to have waived its right to purchase all or any portion of the Offered Shares so long as such Seller

Transfers all, but not less than all, of the Offered Shares not purchased by Buyer within the 30 day period after delivery of the Sale Notice to Buyer, but if such Transfer is not consummated within such 30-day period, the Transferor may not sell the Offered Shares without again complying with the provisions of this Section 6.2.

(f)            The restrictions on Transfer and other provisions of this Section 6.2 (other than the requirement in Section 6.2(c) with respect to delivery of an opinion of counsel) shall terminate and be of no further force and effect effective with the closing of any sale of substantially all of the assets of Buyer or any sale of more than ninety percent (90%) of the then-outstanding voting stock of Buyer, in each case to a third Person or Persons other than a Person the majority of the outstanding voting equity interests of which is owned by shareholders of Buyer prior to such sale, and in each case other than a sale solely in connection with the redomiciling of Buyer.

6.3           SECTION 338(H)(10) ELECTION.

(a)           At the request of Buyer, Buyer and Sellers shall timely make joint elections (collectively the “338(h)(10) Election”) with respect to the purchase of the Company under (i) Section 338(h)(10) of the IRC and (ii) any analogous election with respect to state, local or foreign income Taxes, to the extent that such election is separately available, in each state, local and foreign jurisdiction where the Company currently files income Tax Returns.  Buyer and Sellers shall exchange completed and executed copies of (i) IRS Form 8023 and required schedules thereto and (ii) to the extent required, any similar forms with respect to state, local or foreign income Taxes.

(b)           Buyer shall be responsible for the preparation and filing of all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local Taxing authority in connection with a 338(h)(10) Election, including, without limitation, any “statement of section 338 election” and IRS Form 8023 (together with any schedules or attachments thereto), that are required pursuant to Treasury Regulation § 1.338-1 or Treasury Regulation § 1.338(h)(10)-1 (the “Section 338 Forms”).  Sellers shall execute and deliver to Buyer such Section 338 Forms as are requested by Buyer to complete properly the 338(h)(10) Election at least 10 days before the date such Section 338 Forms are required to be filed, provided, that Buyer shall have delivered to Sellers all the Section 338 Forms properly completed in accordance with all applicable Legal Requirements no less than 30 days before the date such Section 338 Forms are required to be filed.

(c)           Buyer and Sellers agree that, except as Buyer and Sellers may otherwise agree or as may be required otherwise pursuant to a final determination within the meaning of Section 1313(a) of the IRC or corresponding provision of state, local or foreign income Tax law, for United States federal income Tax purposes, the Purchase Price payable for the Shares and any other amounts included in the adjusted deemed sale price (as determined pursuant to Treasury Regulations §1.338 4) for the assets of the Company (collectively the “Tax Purchase Price”) deemed acquired pursuant to the 338(h)(10) Election shall be allocated in accordance with Sections 338 and 1060 of the IRC and Treasury Regulations §§ 1.338 6 and 1.338 7.  The parties agree that the

Purchase Price shall be allocated to the assets of the Company for Tax purposes in a manner consistent with Schedule 6.3(c).  Except as Buyer and Sellers may otherwise agree or as may be required otherwise pursuant to a final determination within the meaning of Section 1313(a) of the IRC, the agreements regarding fair market values and allocation set forth on Schedule 6.3(c) shall be binding on Sellers and Buyer for all Tax reporting purposes.  The allocation of the Tax Purchase Price pursuant to this Section 6.3(c), as it may be modified by any agreement of Buyer and Sellers or any final determination within the meaning of Section 1313(a) of the IRC or corresponding provision of state, local or foreign income Tax law, is referred to herein as the “Allocation.”

(d)           Notwithstanding anything herein to the contrary, Buyer shall pay or cause the Company to pay any Taxes imposed on the Company by reason of the 338(h)(10) Election, and any such Taxes shall not be taken into account in the calculation of Working Capital.

(e)           Notwithstanding anything herein to the contrary, as part of the Tax Purchase Price, Buyer shall pay or cause to be paid to Sellers, in cash, the amounts (such amounts, the “Tax Adjustment”) necessary to cause each Seller’s after-Tax net proceeds from Purchase Price for the Shares, taking into account the 338(h)(10) Election, to be equal to the after-Tax net proceeds that such Seller would have received had the 338(h)(10) Election not been made and no amount had been allocated to the covenants set forth in the Noncompetition Agreements of this Agreement or any similar undertaking of either Seller, taking into account all appropriate federal, state, local and foreign Tax implications arising from the transactions contemplated by this Agreement, including any Taxes imposed on the Tax Adjustment; provided, however, the Tax Adjustment shall in no event be a negative number (that is, in no event shall either Seller be required to make a Tax Adjustment payment to Buyer or the Company, even if making a 338(h)(10) Election is more favorable to either Seller).  Sellers shall cooperate with Buyer and the Company in good faith to minimize the amount of the Tax Adjustment; provided that Seller shall not be required to incur material risk, liability or expense to minimize the amount of the Tax Adjustment.

(f)

(i)            In calculating the Tax Adjustment, (A) only the items of income, gain, deduction, loss and expense arising out of the transactions contemplated by this Agreement shall be considered (including without limitation any recognition of income, gain, deduction or loss or change in character thereof as a result of the transactions contemplated by this Agreement and the 338(h)(10) Election), (B) Sellers shall be treated as subject to the maximum combined federal and state marginal income tax rates (without netting for any federal benefit of deducting state or local income Tax) applicable to an individual residing in the State of Florida, and (C) notwithstanding any actual receipt thereof after the taxable year when Closing occurs, Sellers shall be deemed to have received during the taxable year when Closing occurs both the Tax Adjustment and the entire, maximum amount of the Tax Purchase Price (including without limitation the face amounts of such Seller’s Promissory Note, their Buyer Earn-Out Shares, and their Pro Rata Shares of the Earn-Out Amounts (as if each were guaranteed) and the Escrow Amount).

(ii)           Within 30 days after the final determination of Working Capital in accordance with Section 2.2(c), Buyer shall provide to Sellers a schedule, with supporting workpapers, setting forth a calculation of the Tax Adjustment (the “Tax Adjustment Schedule”).  During the 20 days following the receipt by Sellers of the Tax Adjustment Schedule, Buyer and Sellers shall meet and confer and attempt in good faith to agree upon and finalize the Tax Adjustment Schedule.  Within 30 days after receipt of such Tax Adjustment Schedule, Sellers shall notify the Buyer whether Sellers concur or disagree with such Tax Adjustment Schedule and, if applicable, the disagreements.  If such disagreements cannot be resolved between Buyer and Sellers within 10 days after delivery of notice by Sellers to Buyer, the disagreements shall then be referred to the Accounting Arbitrator for resolution in accordance with the procedures set forth in Section 2.2(c); provided, that the Accounting Arbitrator’s determination shall be limited to choosing the position either of Buyer or Sellers and the fees of the Accountant shall be borne by Sellers, on the one hand, and Buyer on the other hand, in such amount(s) as shall be determined by the Accounting Arbitrator based on the proportion that the aggregate amount of disputed items submitted to the Accounting Arbitrator that is unsuccessfully disputed by Sellers, on the one hand, or Buyer on the other hand, as determined by the Accounting Arbitrator, bears to the total amount of such disputed items so referred to the Accounting Arbitrator for resolution.

(iii)          On or before April 10, 2007 Buyer shall pay the Tax Adjustment as calculated as of such time.  If a disagreement regarding the amount of the Tax Adjustment is pending at that time, Buyer shall pay the undisputed portion thereof on or before April 10, 2007 and shall pay any excess of the Tax Adjustment as then calculated by the Buyer to the Escrow Agent with the irrevocable instruction that such excess be disbursed pursuant to either the agreement of Buyer and Sellers or, absent such agreement, pursuant to the award of the Accounting Arbitrator.

(iv)          The obligations of Buyer to pay the Tax Adjustment shall survive until the expiration of all statutes of limitation with respect to Tax Returns of Sellers and the Company for the taxable years ending on or including the Closing Date and each succeeding taxable year until no portion of the Tax Purchase Price remains to be paid, to the extent necessary to increase the amount of the Tax Adjustment to reflect any final determination (as defined in Section 1313(a) of the IRC or comparable provisions of other Tax laws) that would increase or decrease the amount of the Tax Adjustment had such final determination had been taken into account previously in the calculation of the Tax Adjustment.  The amount of any such increase shall be determined by the preparation of a revised Tax Adjustment Schedule that takes into account such final determination, pursuant to the procedures set forth in Section 1.12(c)(2) of the IRC (commencing with the date of notice of such final determination in lieu of the date the Closing Net Working Capital is determined), and Buyer shall pay any such increase in the Tax Adjustment within five Business Days after the amount of any such increase is determined in accordance with such procedures.  Buyer shall promptly provide written notice to Sellers of any audit or other investigation that may be initiated in connection with the 338(h)(10) Election or that may affect the amount of the Tax Adjustment.

6.4           CERTAIN TAX MATTERS.

(a)           Sellers shall prepare or cause to be prepared, at the Company’s expense, all income Tax Returns for the Company for all periods ending on or before the Closing Date on a basis consistent with prior practices.  No less than 15 Business Days prior to the due date for filing, Sellers shall provide to Buyer for Buyer’s review copies of such income Tax Returns as proposed to be filed.  Sellers and Buyer agree to consult and resolve in good faith any issues arising as a result of such review, and Buyer shall cause the Company to execute and timely and duly file such income Tax Returns in the form so agreed.  The Company shall timely pay in full any Taxes imposed on the Company with respect to the periods covered in such Tax Returns.

(b)           Buyer shall prepare or cause to be prepared and timely file or cause to be filed all income Tax Returns for the Company for all periods that begin prior to the Closing Date and end after the Closing Date (“Straddle Tax Returns”).  No less than 15 Business Days prior to the due date for filing, Buyer shall provide to Sellers for Sellers’ review copies of such Straddle Tax Returns as proposed to be filed.  Sellers and Buyer agree to consult and resolve in good faith any issues arising as a result of such review.  Buyer shall cause the Companies to timely pay in full all Taxes shown on such Straddle Tax Returns.

(c)           Sellers shall be entitled to any refunds of Taxes imposed by law on Sellers.  Buyer and the Company, as the case may be, shall be entitled to all other refunds of Taxes.  Buyer or the Company shall promptly forward to Sellers or reimburse Sellers for any refunds of Taxes due Sellers (pursuant to the terms of this Section 6.4(c)) after receipt thereof, and Sellers shall promptly forward to Buyer (pursuant to the terms of this Section 6.4(c)) any refunds of Taxes due Buyer or the Company after receipt thereof.

(d)           Sellers shall have the right, at their own expense, to control any audit or examination by any Tax Authority (“Tax Audit”), initiate any claim for refund, and contest, litigate, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment which in any such case relates to Taxes imposed by law on Sellers, with respect to the Company, or with respect to which Sellers indemnify Buyer hereunder; provided that if the results of any such Tax Audit could reasonably be expected to have an adverse effect on the assets, business, operations, or financial condition of Buyer or the Company for taxable periods after the Closing Date, there shall be no settlement or closing or other agreement with respect thereto without the prior written consent of Buyer or the Company, which consent will not be unreasonably withheld.  Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment.

(e)           Buyer and the Company shall promptly notify Sellers in writing upon receipt by Buyer or the Company of notice of (i) any pending or threatened federal, state, local or foreign Tax Audits or assessments of the Company with respect to periods ending on or before the Closing Date and (ii) any pending or threatened federal, state, local or foreign Tax Audits or assessments of Buyer which may affect the liabilities for Taxes of the Company with respect to any period ending on or before the Closing Date.  Sellers shall promptly notify Buyer in writing upon receipt by Sellers of notice of any pending or threatened federal, state, local or foreign Tax Audits or assessments relating to the income, properties or operations of the Company.

(f)            After the Closing Date, Buyer, the Company and Seller shall make available to the other, as reasonably requested, all information, records or documents (to the extent in their possession or control) relating to Taxes or potential Taxes of the Company, and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations, including extensions thereof, or such other period as required by law.  Buyer, the Company and Sellers shall also make available to each other as reasonably requested by the other, as the case may be, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters.

(g)           Sellers and Buyer agree, upon request, to use their commercially reasonable best efforts, and to use their commercially reasonable best efforts to cause the Company to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated by this Agreement).

(h)           All transfer, documentary, sales, use, registration and other such taxes (other than income Taxes) and the related fees (including any penalties, interests and additions to Taxes) incurred in connection with the transactions contemplated by this Agreement shall be paid by Sellers.  The parties shall cooperate in timely preparing and filing all Tax Returns as may be required to comply with the provisions of such Tax laws.  Buyer shall cooperate with Sellers to minimize, to the extent permitted by law, the amount of any sales Taxes, transfer Taxes or similar Taxes and fees imposed with respect to the transactions contemplated by this Agreement.

(i)            The Company shall, unless prohibited by applicable law, close the taxable period of the Company as of the close of business on the Closing Date.  If applicable law does not permit the Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a “Straddle Period”), the Taxes, if any, attributable to a Straddle Period shall be allocated (i) to Sellers for the period up to and including the close of business on the Closing Date, and (ii) to Buyer for the period subsequent to the Closing Date.  Any allocation of income, gain, deduction, loss, expense or credit required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Company as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

(j)            Sellers shall be jointly and severally, as to all Taxes of the Company (except with respect to, and to the extent of, Taxes for which a liability is accrued and reserved for in the Closing Balance Sheet and taken into account in the calculation of Closing Working Capital), responsible for and shall indemnify and hold harmless Buyer and the Company from and against the following: (i) any and all Taxes of the Company with respect to all Taxable periods of the Company ending on or prior to the Closing Date, and the portion of any Straddle Period ending on the Closing Date (allocated to Sellers pursuant to Section 6.4(i)); (ii) any and all Taxes resulting from any breach of the representations and warranties contained in Section 3.11 hereof; (iii) any and all Taxes imposed on the Company solely by a reason of being or having been a member of (or a predecessor thereof) an affiliated, consolidated, combined or unitary group on or prior to the Closing Date, pursuant to Treasury Regulations § 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign Legal Requirement), or otherwise; and (iv) any out-of-pocket costs or expenses (including reasonable legal and accounting fees) incurred in connection with a claim in respect of any of the foregoing.  The aggregate amount required to be paid by Sellers under this Section 6.4(j) shall not exceed the aggregate amount of Purchase Price actually paid by Buyer to Sellers pursuant to the terms of this Agreement, which aggregate amount of Purchase Price shall be inclusive of (and not duplicative of) the Escrow Amount, the face amount of the Promissory Notes, the value of the Buyer Shares based on a value per share equal to $2.50, and any Earn–Out Amounts paid to Sellers.  In the event of a conflict between the provisions of this Section 6.4(j), on the one hand, and the provisions of Article 10, on the other, the provisions of this Section 6.4(j) shall control.

6.5           COLLECTION OF CERTAIN ACCOUNTS RECEIVABLE.  In the event that any of the Accounts Receivable set forth on the Final Working Capital Statement which are specifically reserved against as set forth on the Final Working Capital Statement are collected by the Company within twelve (12) months after the Closing Date, such amounts shall be paid over by the Company to the Sellers within five (5) Business Days after the Company has received such amount.

6.6           SUBORDINATION AGREEMENT.  The parties hereto agree that they shall enter into a subordination agreement acceptable to Comerica Bank within one hundred twenty (120) days after the Closing Date with respect to the subordination of the Promissory Notes.

7.             CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE.  Buyer’s obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1           ACCURACY OF REPRESENTATIONS.  All of Sellers’ representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

7.2           SELLERS’ PERFORMANCE.  All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with.  Each document required to be delivered pursuant to Section 2.4 must have been delivered.

7.3           CLOSING CERTIFICATE.  Sellers shall have delivered to Buyer a certificate dated the Closing Date and signed by each Seller certifying as to the statements set forth in Sections 7.1 and 7.2.

7.4           CONSENTS.  Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

7.5           CORPORATE ACTION.  The Board of Directors of Buyer shall have approved this Agreement, and Buyer shall have received certified copies of the Organizational Documents of the Company and resolutions of both the Board of Directors of the Company and of the shareholders of the Company in form reasonably satisfactory to Buyer, approving the execution and delivery of this Agreement and Sellers’ Closing Documents and the Contemplated Transactions.

7.6           NO PROCEEDINGS.  Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.7           NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.  There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.8           NO PROHIBITION.  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or Related Person to suffer any material adverse consequence under, (a) any applicable

Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.9           INTENTIONALLY OMITTED.

7.10         EXCHANGE OF RABEN AND FELDMAN DEBT.  Dr. Karen Raben (“Raben”) shall have cancelled the indebtedness represented by and surrendered for cancellation that certain Promissory Note made by the Company to Raben dated November 11, 2005 in a face amount of $450,000, in exchange for (a) the issuance by the Company to Raben of a Promissory Note in the form attached hereto as Exhibit H (the “Raben Note”) and (b) the issuance by Buyer to Raben at the Closing of a number of shares of Buyer Common (rounded up to the nearest whole share) equal to the quotient obtained by dividing (i) $150,000 by (ii) the HemaCare Share Price (as defined in that certain letter agreement dated June 26, 2006, by and among Sellers, Buyer and Raben), and Dr. Lawrence Feldman (“Feldman”) shall have cancelled the indebtedness represented by and surrendered for cancellation that certain Promissory Note made by the Company to Lawrence Feldman dated November 11, 2005 in a face amount of $450,000 in exchange for (x) the issuance by the Company to Lawrence Feldman of a Promissory Note in the form attached hereto as Exhibit H (the “Feldman Note”) and (y) the issuance by Buyer to Feldman at the Closing of a number of shares of Buyer Common (rounded up to the nearest whole share) equal to the quotient obtained by dividing (i) $150,000 by (ii) the HemaCare Share Price (as defined in that certain letter agreement dated June 26, 2006, by and among Sellers, Buyer and Feldman).

7.11         ZAUMEYER RELEASE.  Carolyn R. Zaumeyer (“Zaumeyer”) shall have executed and delivered to the Company a waiver, release and termination agreement satisfactory in all respects to Buyer and its counsel and in the form attached hereto as Exhibit I (the “Zaumeyer Release”).

7.12         LANDLORD CONSENT.  Commerce Center Development Corp., a Florida corporation (“Landlord”) shall have executed and delivered to the Company and Buyer a consent and estoppel with respect to that certain real property leased by the Company from Landlord and located at 5440 NW 33rd Ave., Suite 107-108, Ft. Lauderdale, Florida and 5450 NW 33rd Ave., Suite 102, Ft. Lauderdale, Florida, which consent and estoppel shall be satisfactory in all respects to Buyer and its counsel and shall be in the form attached hereto as Exhibit J (the “Landlord Consent”).

7.13         NO INDEBTEDNESS.  The Company shall not have any Indebtedness other than Permitted Indebtedness.

7.14         ABSENCE OF MATERIAL ADVERSE EFFECT.  There shall have been no event or circumstance that has had or which might reasonably be likely to have, in each case in the sole discretion of Buyer, a Material Adverse Effect.

7.15         INTENTIONALLY OMITTED

8.             CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE.  Sellers’ obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1           ACCURACY OF REPRESENTATIONS.  All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2           BUYER’S PERFORMANCE.

(a)           All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b)           Buyer must have (i) delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4, (ii) made or cause to be made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i), (iii) funded the Escrow Amount pursuant to Section 2.4(b)(ii), (iv) issued the Buyer Closing Shares pursuant to Section 2.4(b)(iii) and (v) issued the Promissory Notes pursuant to Section 2.4(b)(iv).

8.3           CLOSING CERTIFICATE.  Buyer shall have delivered to Sellers a certificate dated the Closing Date and signed by an authorized officer of Buyer certifying as to the statements set forth in Sections 8.1 and 8.2.

8.4           CORPORATE ACTION.  Sellers shall have received certified copies of the Organizational Documents of Buyer and resolutions of the Board of Directors of Buyer in form reasonably satisfactory to Sellers, approving the execution and delivery of this Agreement and the Buyer’s Closing Documents and the Contemplated Transactions.

8.5           NO INJUNCTION.  There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6           ABSENCE OF MATERIAL ADVERSE EFFECT.  There shall have been no event or circumstance that has had or which might reasonably be likely to have, in each case in the sole discretion of Sellers, a Buyer Material Adverse Effect.  A “Buyer Material Adverse Effect” means any change, circumstance or effect that has a material adverse effect on the assets, condition (financial or otherwise), results of operations, properties, prospects or value of Buyer, individually or taken as a whole.

8.7           PAYOFF OF INDEBTEDNESS.  Buyer shall have paid to Bank Atlantic the amounts outstanding under that certain                 .

9.             TERMINATION

9.1           TERMINATION EVENTS.  This Agreement may, by written notice given prior to or at the Closing, be terminated:

(a)           by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

(b)           (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

(c)           by mutual written agreement of Buyer and Sellers.

9.2           EFFECT OF TERMINATION.  Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10 and Sections 11 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired; provided, further, that if this Agreement is terminated by Buyer pursuant to Section 9.1(d), Buyer shall direct the holder of the Second Escrow to pay the entire amount of the Second Escrow plus any interest thereon or proceeds thereof to Sellers as liquidated damages for such termination in exchange for Sellers executing a general release of Buyer and its Representatives in form and substance satisfactory to Buyer; provided, further, however, that if Seller terminates this Agreement or Buyer terminates this Agreement under any other subsection of Section 9.1 other than Section 9.1(d), Buyer shall direct the holder of the Second Escrow to pay the entire amount of the Second Escrow plus any interest thereon or proceeds thereof to Buyer.

10.           INDEMNIFICATION; REMEDIES

10.1         SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.  All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Sections 7.3 and 8.3, and any other certificate or document delivered pursuant to this Agreement will survive the Closing in accordance with Section 10.4.  The right to indemnification, payment of Damages or any other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or any other remedy based on such representations, warranties, covenants, and obligations.  Any indemnity payment made pursuant to Section 10.2 or 10.3 shall be treated by Buyer and Sellers as an adjustment to the Purchase Price.

10.2         INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.  Sellers, jointly and severally, will defend, indemnify and hold harmless Buyer, the Company, and their respective Representatives, shareholders and Related Persons (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any Liabilities (including incidental and consequential damages), Expenses or diminution of value, whether or not involving a third-Person claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)           any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, any other Sellers’ Closing Document or any other certificate or document delivered by Sellers pursuant to this Agreement;

(b)           any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is specifically disclosed in a supplement to the Disclosure Letter;

(c)           any Breach by any Seller of any covenant or obligation of such Seller in this Agreement or any Sellers’ Closing Document;

(d)           any Product, or any service provided by the Company prior to the Closing Date;

(e)           any claims made by a third Person which are based upon facts alleged that, if true, would constitute a Breach by any Seller of any representation, warranty, covenant or obligation in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, any other Sellers’ Closing Document or any other certificate or document delivered by Sellers pursuant to this Agreement;

(f)            any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions

(g)           any claim by any Person with whom the Company or Sellers or their respective Representatives had discussions regarding any Acquisition Transaction;

(h)           any claim by either Seller or his estate, heirs or personal representative in respect of Taxes; or

(i)            any Termination Liability.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

10.3         INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.  Buyer will defend, indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement, any Buyer’s Closing Document or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.4         TIME LIMITATIONS.  The covenants and agreements contained herein shall survive until satisfied unless the Agreement explicitly provides for a specific termination date.  The parties agree that, regardless of any investigation made at any time by the parties, except as expressly provided otherwise herein, each representation and warranty contained herein (and any related indemnity obligations) shall survive the Closing until and will expire and be of no force and effect on, the conclusion of twenty-four (24) months after the Closing Date, with the exception of each representation and warranty contained in (a) Sections 3.3 and 3.19, which shall survive the Closing indefinitely, and (b) Section 3.11, which shall survive until the conclusion of the statutory period of limitations applicable to the underlying claim, without giving effect to any waiver, mitigation or extension thereof.  Notwithstanding the foregoing, if an indemnification claim is properly asserted prior to the expiration as provided in this Section 10.4 of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until the resolution of such claim.

10.5         LIMITATIONS ON AMOUNT — SELLERS.  Except with respect to the representations and warranties set forth in Sections 3.3, 3.8, 3.11, 3.13, 3.19 and 3.35, Sellers will have no Liability (for indemnification or otherwise) with respect to the matters described in Sections 10.2(a), 10.2(b) or 10.2(d) above (a) until the total of all Damages with respect to such matters exceeds $25,000 (the “Deductible Amount”), and then only for the amount by which such Damages exceeds the Deductible Amount, (b) in excess of an aggregate ceiling equal to the aggregate amount of Purchase Price actually paid by Buyer to Sellers pursuant to the terms of this Agreement, which aggregate amount of Purchase Price shall be inclusive of (and not duplicative of) the Escrow Amount, the face amount of the Promissory Notes, the value of the Buyer Shares based on a value per share equal to $2.50, and any Earn—Out Amounts paid to Sellers, and (c) to the extent Buyer recovers such Damages from the Escrow Amount.  However, this Section 10.5 will not apply to any Breach of any of Sellers’ representations and warranties of which any Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any Seller of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such Breaches.

10.6         LIMITATIONS ON AMOUNT — BUYER.  Buyer will have no Liability (for indemnification or otherwise) with respect to the matters described in Sections 10.3(a) or 10.3(b) above (a) until the total of all Damages with respect to such matters exceeds the Deductible Amount, and then only for the amount by which such Damages exceeds the Deductible Amount and (b) in excess of an aggregate ceiling equal to the aggregate amount of Purchase Price actually paid by Buyer to Sellers pursuant to the terms of this Agreement, which aggregate amount of Purchase Price shall be inclusive of (and not duplicative of) the Escrow Amount, the face amount of the Promissory Notes, the value of the Buyer Shares based on an assumed value per share equal to $2.50, and any Earn–Out Amounts paid to Sellers.  However, this Section 10.6 will not apply to any Breach of any of Buyer’s representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

10.7         RIGHT OF SET-OFF.  Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under Section 6.4 or this Section 10 or otherwise under this Agreement or any Buyer Closing Document or Sellers’ Closing Document against the Escrow Amount (provided, that recourse to the Escrow Amount shall be in accordance with the terms of, and subject to the conditions of, the Escrow Agreement).  The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes, any instrument securing a Promissory Note, this Agreement or any other Buyer Closing Document or Sellers’ Closing Document.  Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

10.8         PROCEDURE FOR INDEMNIFICATION — THIRD PARTY CLAIMS.  Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party’s failure to give such notice, and then only to the extent of such prejudice.

(a)           If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), or (iii) the indemnifying party fails to provide notice of its election to assume the defense of such Proceeding in accordance with the last sentence of this Section 10.8(b), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.  If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no Liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) calendar days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(b)           Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(c)           Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

10.9         PROCEDURE FOR INDEMNIFICATION — OTHER CLAIMS.  A claim for indemnification for any matter not involving a third-Person claim may be asserted by notice to the party from whom indemnification is sought.

10.10       FINAL DETERMINATION.  After the giving of any claim for indemnification pursuant to this Section 10, the amount of indemnification to which an indemnified party shall be entitled under this Section 10 shall be determined:  (a) by the written agreement between the indemnified party and the indemnifying party; (b) by a final judgment or decree of any court of competent jurisdiction; (c) pursuant to Section 11.16; or (d) by any other means to which the indemnified party and the indemnifying party shall agree in writing.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  All amounts due to the indemnified party as so finally determined shall be paid by wire transfer within three Business Days after such final determination, together with interest thereon from the date of the receipt of notice of an indemnification claim by the indemnified party to the indemnifying party, at the rate of six percent (6%) per annum.

11.           GENERAL PROVISIONS

11.1         EXPENSES.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of Representatives.  Buyer will pay all amounts payable to Duff & Phelps, LLC in connection with this Agreement and the Contemplated Transactions.  Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2         PUBLIC ANNOUNCEMENTS.  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines.  Unless consented to by Buyer in writing and advance or required by Legal Requirements, prior to the Closing, Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.  Sellers and Buyer will consult with each other concerning the means by which the Company’s employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3         CONFIDENTIALITY.  The terms of the Confidentiality Agreement are hereby incorporated by reference.  Notwithstanding the terms of the Confidentiality Agreement, whether or not the Closing takes place, Sellers hereby waive, and will upon Buyer’s request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or Buyer’s Advisors to any trade secrets or other confidential information of the Company or Sellers, except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

11.4         NOTICES.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:	the address set forth next to each Seller’s name on the signature pages hereto

with a copy to:	Blank Rome LLP
1200 North Federal Highway, Suite 417
Boca Raton, Florida 33432
Attention: Bruce C. Rosetto, Esq.
Facsimile No.: (561) 417-8101

Buyer:	HemaCare Corporation
21101 Oxnard Street
Woodland Hills, California 91367
Attention: Judi Irving
Facsimile No.: (818) 226-1968

with a copy to:	Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California 90071
Attention: Brette S. Simon, Esq.
Facsimile No.: (213) 620-1398

11.5         JURISDICTION; SERVICE OF PROCESS.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, Western Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.6         FURTHER ASSURANCES.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7         WAIVER.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8         ENTIRE AGREEMENT AND MODIFICATION.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter other than the Confidentiality Agreement but specifically including the Letter of Intent and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9         DISCLOSURE LETTER.  The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.  In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

11.10       ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.11       SEVERABILITY.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12       SECTION HEADINGS, CONSTRUCTION.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

11.13       TIME OF ESSENCE.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14       GOVERNING LAW.  This Agreement will be governed by the Legal Requirements of the State of California without regard to conflicts of laws principles.

11.15       COUNTERPARTS; FACSIMILE.  This Agreement may be executed in one or more counterparts and via facsimile, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.16       ARBITRATION.

(a)           All disputes (other than disputes governed by Sections 2.2(b), 2.2(c) and 6.3 of this Agreement) arising under this Agreement or any other document referenced in this Agreement (other than the Noncompetition Agreements and the Releases) shall be settled by binding arbitration; provided, however, that this Section 11.16 shall not preclude any party from seeking injunctive relief in a court of competent jurisdiction.  Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules.  The arbitrator shall make his or her decision in writing at the earliest convenient date.  To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding on the parties to this Agreement and not be subject to appeal.  If a party against whom the arbitrator renders an award fails to abide by such award, the other parties may bring an action to enforce the same in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

(b)           The parties agree that all facts and information relating to any arbitration arising under this Agreement shall be kept confidential to the extent possible.  The parties agree that all documents filed with any court in connection with the resolution of any dispute hereunder shall be filed under seal to the extent possible.  The parties further agree and acknowledge that a claim for damages for breach of the agreement to maintain confidentiality shall not provide an adequate remedy and acknowledge that a claim for specific performance or injunctive relief is appropriate.

(c)           The parties shall have the right to enforce this Section 11.16 in a court of competent jurisdiction.  The parties waive, for themselves and for any Person acting on behalf of or otherwise claiming through them, any right they may otherwise have to resolve claims by a court or by a jury, except as necessary to enforce an award rendered in arbitration, to enforce this Section 11.16 and to seek injunctive or other equitable relief.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

SELLERS:

/s/ Joseph Mauro
JOSEPH MAURO, an individual

Address:	5440 NW 33rd Avenue
Fort Lavardale, FL 33309

Facsimile:	(954) 343-0181

VALENTIN ADIA, an individual

Address:	5440 NW 33rd Avenue
Fort Lavardale, FL 33309

Facsimile:	(954) 343-0181

COMPANY:

TERAGENIX CORPORATION, a Florida corporation

By:	/s/ Joseph Mauro
Name:	President
Title:	Joseph Mauro
BUYER:

HEMACARE CORPORATION, a California corporation

By:	/s/ Judi Irving
Name:	Judi Irving
Title:	President & CEO

S-1

ANNEX 1

GLOSSARY

“338(h)(10) Election” — as defined in Section 6.7(a).

“AAA” — as defined in Section 11.16(a).

“Accounting Arbitrator” — as defined in Section 2.2(c)(iv).

“Accounts Receivable” — as defined in Section 3.8.

“Acquisition Transaction” — as defined in Section 5.7.

“Adia” — as defined in the preamble to this Agreement.

“Adia Closing Shares” — as defined in Section 2.2(a)(iii).

“Adia Earn–Out Shares” — as defined in Section 2.2(a)(v).

“Adia Note” — as defined in Section 2.2(a)(iii).

“Agreement” — as defined in the preamble to this Agreement.

“Allocation” — as defined in Section 6.3(c).

“Applicable Contract” — any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

“Balance Sheet” — as defined in Section 3.4(b).

“Best Efforts” — the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

“Breach” — a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

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“Buyer” — as defined in the preamble to this Agreement.

“Buyer Common” — as defined in Section 2.2(a)(iii).

“Buyer Earn–Out Shares” — as defined in Section 2.2(a)(v).

“Buyer Material Adverse Effect” — as defined in Section 8.6.

“Buyer Shares” — as defined in Section 2.2(a)(v).

“Buyer’s Advisors” — as defined in Section 5.1.

“Buyer’s Closing Documents” — as defined in Section 4.2(a).

“Cleanup” — as defined in the definition of Environmental Health and Safety Liabilities.

“Closing” — as defined in Section 2.3.

“Closing Balance Sheet” — as defined in Section 2.5(c).

“Closing Buyer Shares” — as defined in Section 2.2(a)(iii).

“Closing Cash Amount” — as defined in Section 2.2(a)(i).

“Closing Date” — as defined in Section 2.3.

“Closing Working Capital” — as defined in Section 2.5(c).

“Closing Working Capital Statement” — as defined in Section 2.5(c).

“Company” — as defined in the Recitals of this Agreement.

“Company Intellectual Property” — as defined in Section 3.22(c).

“Company Obligations” — as defined in Section 2.5(b).

“Competing Business” — as defined in Section 3.27.

“Confidential Information” — as defined in Section 6.1(a).

“Confidentiality Agreement” —means the Confidentiality Agreement dated August 24, 2005 by and between Buyer and the Company.

“Consent” — any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contemplated Transactions” — all of the transactions contemplated by this Agreement, including:

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(a)           the sale of the Shares by Sellers to Buyer;

(b)           the execution, delivery, and performance of the Promissory Notes, the Escrow Agreement, the Employment Agreements, the Noncompetition Agreements and Sellers’ Releases;

(c)           the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

(d)           Buyer’s acquisition and ownership of the Shares and exercise of control over the Company.

“Contract” — any agreement, contract, obligation, promise, commitment, arrangement, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Damages” — as defined in Section 10.2.

“Deductible Amount” — as defined in Section 10.5.

“Deferred Compensation Plan” — as defined in Section 3.13(j).

“Disclosure Letter” — the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

“Earn—Out Amounts” — as defined in Section 2.2(a)(vi).

“EBIT” — with respect to any period, the earnings of the Company for such period before interest and taxes determined in accordance with GAAP, with the following adjustments:

(b)           New initiatives.  New initiatives may be proposed by either Buyer, the Sellers or the Company; provided, however, that any new initiatives which result in revenue and/or expense that are not mutually agreed upon in writing by Buyer and the Company shall be eliminated from the calculation of EBIT.  This provision shall not diminish in any way Sellers’ obligation to operate the business in a manner that is consistent with achieving EBIT targets and consistent with current business practices, nor shall it be construed as authorizing any Seller to act outside the scope of such Seller’s authority as granted to such Seller by Buyer in accordance with Buyer’s policies and procedures.

(c)           Closing Adjustments.  Adjustments made by Buyer to the Company’s financial statements pertaining to periods prior to the Closing shall not be taken into consideration for purposes of calculating EBIT.

(d)           Inventory Purchases.  Purchases of inventory not immediately sold to third parties require the prior approval of the Buyer’s Chief Executive Officer or designee.  If such approval is not obtained, such inventory purchases shall be treated as an expense in the period in which the purchase was made for the purpose of calculating EBIT.  Notwithstanding

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the foregoing, in the event such inventory is subsequently sold, it will be treated as income in the period in which the sale was made for the purposes of calculating EBIT.

“Employment Agreements” — as defined in Section 2.4(a)(iv).

“Encumbrance” — any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment” — soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liabilities” — any Liability arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a)           any environmental, health, or safety matters or conditions (including on-site or off- site contamination, occupational safety and health, and  regulation of chemical substances or products);

(b)           fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c)           financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d)           any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms “removal,” “remedial,” and “response action,” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”).

“Environmental Law” — any Legal Requirement that requires or relates to:

(a)           advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

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(b)           preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c)           reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d)           assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e)           protecting resources, species, or ecological amenities;

(f)            reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g)           cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h)           making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“ERISA” — the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“ERISA Affiliate” — means each entity that is treated as a single employer with the Company for purposes of Section 414 of the IRC.

“Escrow Agent” — as defined in Section 2.2(a)(i).

“Escrow Agreement” — as defined in Section 2.2(a)(ii).

“Escrow Amount” — as defined in Section 2.2(a)(ii).

“Exchange Act” — the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Expenses” means any and all reasonable out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

“Facilities” — any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

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“FDA” — as defined in Section 3.14(a)(i).

“Feldman” — as defined in Section 7.10.

“Feldman Note” — as defined in Section 7.10.

“FY2006” — as defined in Section 2.2(a)(vi)(A).

“FY2006 Earn—Out Amount” — as defined in Section 2.2(a)(vi)(A).

“FY2006 EBIT” — as defined in Section 2.2(a)(vi)(A).

“FY2006 EBIT Target” — as defined in Section 2.2(a)(vi)(A)(1).

“FY2006 Two—Year Makeup Earn—Out Amount” — as defined in Section 2.2(a)(vi)(A).

“FY2006 Three—Year Makeup Earn—Out Amount” — as defined in Section 2.2(a)(vi)(A).

“FY2007” — as defined in Section 2.2(a)(vi)(B).

“FY2007 Earn—Out Amount” — as defined in Section 2.2(a)(vi)(B).

“FY2007 EBIT” — as defined in Section 2.2(a)(vi)(B).

“FY2007 EBIT Target” — as defined in Section 2.2(a)(vi)(B)(1).

“FY2007 Two—Year Makeup Earn—Out Amount” — as defined in Section 2.2(a)(vi)(B).

“FY2007 Three—Year Makeup Earn—Out Amount” — as defined in Section 2.2(a)(vi)(B).

“FY2008” — as defined in Section 2.2(a)(vi)(C).

“FY2008 Earn—Out Amount” — as defined in Section 2.2(a)(vi)(C).

“FY2008 EBIT” — as defined in Section 2.2(a)(vi)(C).

“FY2008 EBIT Target” — as defined in Section 2.2(a)(vi)(C)(1).

“FY2008 Three—Year Makeup Earn—Out Amount” — as defined in Section 2.2(a)(vi)(C).

“GAAP” — generally accepted United States accounting principles, applied in the same manner as in connection with the Buyer’s financial statements filed with the SEC.

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“Governmental Authorization” — any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” — any:

(a)           nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)           federal, state, local, municipal, foreign, or other government;

(c)           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)           multi-national organization or body; or

(e)           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Hazardous Activity” — the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

“Hazardous Materials” — any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“HIPAA Privacy Regulations” — as defined in Section 3.13(c).

“Indebtedness” shall mean as applied to any Person (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all Liabilities under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any Liability of such Person in respect of banker’s acceptances or letters of credit, (g) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clause (a), (b), (c), (d), (e) or (f) above, and (h) all

7

indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Indemnified Persons” — as defined in Section 10.2.

“Independent Auditor” — as defined in Section 2.2(b).

“IRC” — the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

“IRS” — the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Intellectual Property” — means any and all of the following in any jurisdiction throughout the world: (a) inventions (whether or not patentable or reduced to practice), improvements and patents, (b) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivation and combinations of the foregoing) and Internet domain names, together will all goodwill associated with each of the foregoing, (c) copyrights and works of authorship, (d)  registrations and applications for any of the foregoing, (e) trade secrets and confidential business information (including all ideas, research and development, know-how, formulas, compositions, manufacturing and production and other processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) Software and database rights, (g) rights in designs (including semiconductor topography rights) and (h) all other proprietary and intellectual property rights.

“Knowledge” — an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)           such individual is actually aware of such fact or other matter; or

(b)           a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Legal Requirement” — any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Letter of Intent” — as defined in Section 2.2(a)(i).

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“Liabilities” — all indebtedness, obligations, losses, damages, costs and other liabilities (or contingencies that have not yet become liabilities), whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due, including without limitation, any fines, penalties, judgments, awards or settlements respecting any judicial, administrative or arbitration proceedings or any damages, natural resource damages, losses, costs, claims or demands with respect to any Legal Requirement (including without limitation, any Environmental Law).

“Material Adverse Effect” — any change, circumstance or effect that has a material adverse effect on the assets, condition (financial or otherwise), results of operations, properties, business prospects or value of the Company, individually or taken as a whole.

“Mauro” — as defined in the preamble to this Agreement.

“Mauro Closing Shares” — as defined in Section 2.2(a)(iii).

“Mauro Earn–Out Shares” — as defined in Section 2.2(a)(v).

“Mauro Note” — as defined in Section 2.2(a)(iv).

“Noncompetition Agreements” — as defined in Section 2.4(a)( v).

“Occupational Safety and Health Law” — any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Offered Price” — as defined in Section 6.2(d).

“Offered Shares” — as defined in Section 6.2(d).

“Order” — any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” — an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

(a)           such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)           such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

(c)           such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons

9

exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” — (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Ortho” — as defined in Section 3.25(c).

“Permitted Indebtedness” — the Raben Note and the Feldman Note.

“Person” — any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Plan” — as defined in Section 3.13(a).

“Proceeding” — any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Product” — as defined in Section 3.25(a).

“Promissory Notes” — as defined in Section 2.2(a)(iv).

“Proprietary Rights Agreement” — as defined in Section 3.20(b).

“Pro Rata Share” — means, with respect to each Seller, the percentage set forth opposite his name on Exhibit A hereto under the column titled “Pro Rata Share”.

“Purchase Price” — as defined in Section 2.2.

“Purchase Notice” — as defined in Section 6.2(d).

“Raben” — as defined in Section 7.10.

“Raben Note” — as defined in Section 7.10.

“Related Person” — with respect to a particular individual:

(a)           each other member of such individual’s Family;

(b)           any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;

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(c)           any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(d)           any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a)           any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)           any Person that holds a Material Interest in such specified Person;

(c)           each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)           any Person in which such specified Person holds a Material Interest;

(e)           any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)            any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse and former spouses, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) ”Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

“Release” — any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Representative” — with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Retained Temp” — as defined in Section 5.9(b).

“Sale Notice” — as defined in Section 6.2(d).

“SEC” — as defined in Section 4.6(a).

“SEC Documents” — as defined in Section 4.6(a).

“Section 338 Forms” — as defined in Section 4.6(b).

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“Securities Act” — the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Sellers” — as defined in the preamble to this Agreement.

“Sellers’ Closing Documents” — as defined in Section 3.2.

“Sellers’ Releases” — as defined in Section 2.4(a)(iii).

“Shares” — as defined in the Recitals of this Agreement.

“Software” — means computer software and firmware (including source code, executable code, data, databases, user interfaces and related documentation).

“SOXA” — as defined in Section 3.14(c).

“Straddle Period” — as defined in Section 6.4(i).

“Straddle Tax Returns” — as defined in Section 6.4(b).

“Subsidiary” — with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“System” — as defined in Section 3.22(f).

“Target Working Capital” — $800,000.

“Tax” (and, with correlative meaning, “Taxes”) — any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, unemployment, disability, environmental, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body and includes any Liabilities for Taxes of another Person by contract, as a transferee or successor, or otherwise.

“Tax Adjustment” — as defined in Section 6.3(c).

“Tax Adjustment Schedule” — as defined in Section 6.3(f)(iii).

“Tax Audit” — as defined in Section 6.4(d).

“Tax Purchase Price” — as defined in Section 6.3(c).

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“Tax Return” — any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment,  collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Temp Agency” — as defined in Section 3.20(a).

“Temp Agency Contract” — as defined in Section 3.20(a).

“Temps” — as defined in Section 3.20(a).

“Terminated Temp” — as defined in Section 5.9(b).

“Threat of Release” — a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Threatened” — a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Transfer” —any transfer, sale, assignment, gift, pledge or other disposition or Encumbrance.

“Working Capital” — an amount equal the total book value of the current assets of the Company less the total current liabilities (excluding the current portion of Permitted Indebtedness) of the Company, in each case as of the close of business on the Closing Date and calculated in accordance with GAAP; provided, that the current liabilities of the Company shall include all costs of the Contemplated Transactions for which the Company is or may be liable, including, without limitation, all fees and disbursements of Representatives (including all legal, accounting and financial advisors to the Company), all Termination Costs and all costs and expenses associated with the preparation of Tax Returns for all periods up to and including the Closing Date.

“Working Capital Statement” — as defined in Section 2.2(c)(i).

“Zaumeyer” — as defined in Section 7.11.

“Zaumeyer Release” — as defined in Section 7.11.

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EXHIBIT A

SELLERS

Seller	Pro Rata Share	Wire Transfer Instructions

Joseph Mauro	76.9%	MELLON BANK, PITTSBURG, PA ABA #043000261 CREDIT MERRILL LYNCH ACCT # 101-1730 FOR FURTHER CREDIT TO: 735-40219
Valentin Adia	23.1%	Mellon Bank 500 Ross Street Pittsburgh, PA 15262 ABA Routing #0430-0026-1 For Credit to Merrill Lynch Account No. 101-1730 Further credit to 735-40339 in the name of Valentin A Adia Jr.

A-1

EXHIBIT B

FORM OF ESCROW AGREEMENT

B-1

EXHIBIT C

FORM OF PROMISSORY NOTE

C-1

EXHIBIT D

FORM OF SELLER’S RELEASE

D-1

EXHIBIT E

FORM OF EMPLOYMENT AGREEMENT

E-1

EXHIBIT F

FORM OF NONCOMPETITION AGREEMENT

F-1

EXHIBIT G

OPINION OF COMPANY COUNSEL

G-1

EXHIBIT H

FORM OF RABEN AND FELDMAN NOTE

H-1

EXHIBIT I

FORM OF ZAUMEYER RELEASE

I-1

EXHIBIT J

FORM OF LANDLORD CONSENT

J-1

EXHIBIT K

TEMP AGENCY CONTRACT

L-1

EXHIBIT L

FORMS OF PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

M-1